As filed with the Securities and Exchange Commission on May 14, 2007

Registration No. 333-132910

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NATIONWIDE FINANCIAL SERVICES, INC.	Delaware	31-1486870
NATIONWIDE FINANCIAL SERVICES CAPITAL TRUST III	Delaware	TO BE APPLIED FOR
NATIONWIDE FINANCIAL SERVICES CAPITAL TRUST IV	Delaware	TO BE APPLIED FOR
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One Nationwide Plaza

Columbus, Ohio 43215

(614) 249-7111

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Timothy G. Frommeyer

Senior Vice President—Chief Financial Officer

One Nationwide Plaza

Columbus, Ohio 43215

(614) 249-7111

(Address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Michael Groll

Sheri E. Bloomberg

LeBoeuf, Lamb, Greene & MacRae LLP

125 West 55th Street

New York, NY 10019

(212) 424-8000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Proposed Title of each Class of Securities to be Registered	Amount to be registered/ Proposed maximum offering price per unit/Proposed maximum offering price/	Amount of registration fee
Unsecured senior debt securities	(1)	$0	(1)
Unsecured subordinated debt securities	(1)	$0	(1)
Unsecured junior subordinated debt securities	(1)	$0	(1)
Preferred stock	(1)	$0	(1)
Class A common stock	(1)	$0	(1)
Depositary shares(2)	(1)	$0	(1)
Warrants(3)	(1)	$0	(1)
Stock purchase contracts	(1)	$0	(1)
Stock purchase units(4)	(1)	$0	(1)
Trust Preferred Securities of Nationwide Financial Services Capital Trust III and Nationwide Financial Services Capital Trust IV	(1)	$0	(1)
Guarantees of Trust Preferred Securities(5)	(1)	$0	(1)

(1)	An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all the registration fee, except for $447,390 that has already been paid with respect to the $1,100,000,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-102007 and were not sold thereunder.
(2)	In the event that we elect to offer to the public fractional interests in shares of preferred stock registered hereunder, Depositary Shares, evidenced by depositary receipts issued pursuant to a deposit agreement, will be distributed to those persons purchasing such fractional interests, and the shares of preferred stock will be issued to the depositary under any such agreement.
(3)	Warrants may be sold separately or with other securities.
(4)	Any stock purchase units to be offered hereunder will consist of a stock purchase contract and debt securities, preferred securities, or debt obligations of third parties, including U.S. Treasury securities, that would secure the holders’ obligations to purchase the preferred stock or the Class A Common Stock under the stock purchase contract.
(5)	No separate consideration will be received for the guarantees of the debt securities issued by the Trusts.

Pursuant to the provisions of Rule 429 under the Securities Act of 1933, the prospectus contained in this registration statement also relates to $1,100,000,000 of unsold securities covered by the registration statement on Form S-3 (Registration No. 333-102007) of Nationwide Financial Services, Inc. which are being carried forward in connection with this registration statement.

PROSPECTUS

NATIONWIDE FINANCIAL SERVICES, INC.

Debt Securities

Preferred Stock

Depositary Shares

Warrants

Class A Common Stock

Stock Purchase Contracts

Stock Purchase Units

Nationwide Financial Services Capital Trust III

Nationwide Financial Services Capital Trust IV

Preferred Securities

Fully and unconditionally guaranteed to the extent set forth herein by

Nationwide Financial Services, Inc.

We may offer and sell under this prospectus, at various times, the following types of securities:

•	Unsecured senior debt securities

•	Unsecured subordinated debt securities

•	Unsecured junior subordinated debt securities

•	Preferred stock, which may be represented by depositary shares

•	Class A Common Stock

•	Warrants

•	Stock purchase contracts

•	Stock purchase units

We may also, in conjunction with our trusts, at various times offer and sell:

•	Trust preferred securities, which we will guarantee

We may offer these securities in one or more separate classes or series. We will describe in a prospectus supplement, which must accompany this prospectus, the type and amount of securities we are offering and selling, as well as the specific terms of the securities. You should read this prospectus and any accompanying supplement carefully before you invest in these securities.

Our Class A Common Stock is traded on the New York Stock Exchange under the symbol “NFS.”

We may offer securities in amounts, at prices and on terms to be determined at the time of offering. We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement.

In addition, selling shareholders may sell shares of our Class A Common Stock. We will not receive any of the proceeds from the sale of our Class A Common Stock by selling shareholders.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.

The date of this prospectus is May 14, 2007.

No dealer, salesman or other individual has been authorized to give any information or to make any representations not contained in this prospectus in connection with the offering covered by this prospectus. If given or made, this information or these representations must not be relied upon as having been authorized by us, any Nationwide Trust or any underwriter, dealer or agent. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the registered securities to which it relates in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has not been any change in the facts set forth in this prospectus or in our affairs or the affairs of any Nationwide Trust since the date hereof.

i

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement that we, Nationwide Financial Services Capital Trust III and Nationwide Financial Services Capital Trust IV, which we refer to as the “Nationwide Trusts,” have filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration or continuous offering process. Using this process, we, and the Nationwide Trusts may, from time to time, offer any combination of the securities described in this prospectus, either separately or in units, in one or more offerings. This prospectus provides you with a general description of the securities we and the Nationwide Trusts may offer. Each time we or the Nationwide Trusts offer securities, we will provide a prospectus supplement to this prospectus. The prospectus supplement will describe the specific terms of that offering, and may also include a discussion of any special considerations applicable to those securities. The prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. Please carefully read this prospectus and the prospectus supplement, in addition to the information contained in the documents we refer you to under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read on the SEC website or at the SEC offices, each of which are listed under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. Neither we nor the Nationwide Trusts have authorized anyone to provide you with different information. Neither we nor the Nationwide Trusts are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information provided in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

All references in this prospectus to “NFS,” “our company,” “we,” “us” or “our” mean Nationwide Financial Services, Inc. and our subsidiaries unless we state otherwise or the context otherwise requires.

FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the results of operations and businesses of the Company. Forward-looking statements may be included in this prospectus or may be “incorporated by reference” from other documents filed with the SEC by us and may include statements for the periods from and after the completion of the offering. Whenever used in this prospectus, words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” “believe,” “project,” “target” and other words of similar meaning are intended to identify such forward-looking statements. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated or projected, forecast, estimated or budgeted in such forward-looking statements include, among others, the following possibilities:

•

change in Nationwide Corporation’s control of us through its beneficial ownership of approximately 94.5% of the combined voting power of all of our outstanding common stock and approximately 63.1% of the economic interest in us;

•

our primary reliance, as a holding company, on dividends from our subsidiaries to meet debt service obligations and the applicable regulatory restrictions on the ability of our subsidiaries to pay such dividends;

•

the potential impact on our reported net income and related disclosures that could result from the adoption of certain accounting and/or financial reporting standards issued by the Financial Accounting Standards Board, the SEC or other standard-setting bodies;

•	tax law changes impacting the tax treatment of life insurance and investment products;

•	repeal of the federal estate tax;

•	heightened competition, including specifically the intensification of price competition, the entry of new competitors and the development of new products by new and existing competitors;

•

adverse state and federal legislation and regulation, including limitations on premium levels, increases in minimum capital and reserves and other financial viability requirements; restrictions on mutual fund distribution payment arrangements such as revenue sharing and 12b-1 payments and regulation changes resulting from industry practice investigations;

•	failure to expand distribution channels in order to obtain new customers or failure to retain existing customers;

•

inability to carry out marketing and sales plans, including, among others, development of new products and/or changes to certain existing products and acceptance of the new and/or revised products in the market;

•

changes in interest rates and the equity markets causing a reduction of investment income and/or asset fees, an acceleration of the amortization of deferred policy acquisition costs and/or value of business acquired, reduction in the value of our separate account assets, or a reduction in the demand for our products;

•

reduction in the value of our investment portfolio as a result of changes in interest rates and yields in the market as well as geopolitical conditions and the impact of political, regulatory, judicial, economic or financial events, including terrorism, affecting the market generally and companies in our investment portfolio specifically;

•	general economic and business conditions which are less favorable than expected;

•	competitive, regulatory or tax changes that affect the cost of, or demand for, our products;

•	unanticipated changes in industry trends and ratings assigned by nationally recognized rating organizations;

•	settlement of tax liabilities for amounts that differ significantly from those recorded on the balance sheet;

•

deviations from assumptions regarding future persistency, mortality (including as a result of the outbreak of a pandemic illness, such as Avian Flu), morbidity and interest rates used in calculating reserve amounts and in pricing our products;

•

adverse litigation results and/or resolution of litigation and/or arbitration or investigation results that could result in monetary damages or impact the manner in which we conduct our operations; and

•

adverse consequences, including financial and reputation costs, regulatory problems and potential loss of customers resulting from failure to meet privacy regulations and/or protect our customers’ confidential information.

Because forward-looking information is subject to various risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking information. Therefore, we caution you not to place undue reliance on this information, which speaks only as of the date of this prospectus or in the case of a document incorporated by reference, the date of that document.

All subsequent written and oral forward-looking information attributable to us or any person acting on our behalf is expressly qualified in its entirety by the cautionary statements contained or referred to in this section. The information contained in this document is accurate only as of the date of this document regardless of the time of delivery.

WHERE YOU CAN FIND MORE INFORMATION

General

We file reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. You may read and copy this information at the following locations of the SEC:

Public Reference Facilities	Regional Office	Regional Office
100 F Street, N.E. Room 1580 Washington, DC 20549	175 W. Jackson Boulevard Suite 900 Chicago, IL 60604	233 Broadway New York, NY 10279

Copies of such material can also be obtained by mail from the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. These materials may also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005. Such material may also be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov.

Together with our trusts, we have filed a registration statement on Form S-3 with the SEC that registers the securities they or we are offering. The registration statement, including the attached exhibits, contains additional relevant information about us, the trusts and the securities offered. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

The Nationwide Trusts

There are no separate financial statements of our trusts in this prospectus. We do not believe the financial statements would be helpful to the holders of the preferred securities of our trusts because:

•	All of the voting securities of each of the trusts will be owned, directly or indirectly, by us, a reporting company under the Securities Exchange Act of 1934;

•

The trusts have no operating history or independent operations and are not engaged in, and do not propose to engage in, any activity other than issuing securities representing undivided beneficial interests in the assets of the trusts and investing the proceeds in subordinated debt securities issued by us; and

•	We will fully and unconditionally guarantee the obligations of the trusts under the preferred securities. See “Description of the Trust Preferred Securities Guarantees.”

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly, and special reports as well as proxy statements and other information with the SEC. The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents that we have filed with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007;

•	Our Current Reports on Form 8-K dated January 31, 2007, February 6, 2007, February 27, 2007, April 2, 2007, April 11, 2007, May 2, 2007 and any others that may be filed as appropriate;

•

The description of our common stock included in our Registration Statement on Form 8-A, filed on February 28, 1997, registering the common stock under Section 12(b) of the Securities Exchange Act, and any amendment or report subsequently filed for the purpose of updating such description; and

•	All other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering.

You can obtain a copy of any of the information incorporated by reference in this prospectus, at no cost, by written or oral request to us at the following address:

Nationwide Financial Services, Inc.

One Nationwide Plaza

Columbus, Ohio 43215

Attention: Roger A. Craig, Vice President—Division General Counsel

Telephone (614) 249-7111

Unless otherwise indicated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars (“$” or “dollars”).

THE COMPANY

We were formed in November 1996 as a holding company for Nationwide Life Insurance Company (NLIC) and other companies that comprise the domestic life insurance and retirement savings operations of the Nationwide group of companies, or Nationwide. This group includes Nationwide Financial Network (NFN), which refers to Nationwide Life Insurance Company of America (NLICA) and its subsidiaries, including the affiliated distribution network. We are incorporated in the State of Delaware and maintain our principal executive offices in Columbus, Ohio.

We are a leading provider of long-term savings and retirement products in the United States of America. We also provide a full range of banking products and services through Nationwide Bank and mutual funds through Nationwide Funds Group. We develop and sell a diverse range of products including individual annuities, private and public sector group retirement plans, other investment products sold to institutions, life insurance and investment advisory services. We sell our products through a diverse distribution network. Unaffiliated entities that sell our products to their own customer bases include independent broker/dealers, financial institutions, wirehouse and regional firms, pension plan administrators and life insurance specialists. Affiliated representatives who market our products directly to a customer base include Nationwide Retirement Solutions, Inc., an indirect wholly-owned subsidiary; NFN producers; and TBG Insurance Services Corporation d/b/a TBG Financial, a majority-owned subsidiary, through its joint venture with MC Insurance Agency Services, LLC d/b/a Mullin Consulting. We also distribute retirement savings products through the agency distribution force of our ultimate majority parent company, Nationwide Mutual Insurance Company (Nationwide Mutual). We believe our broad range of competitive products, strong distributor relationships and diverse distribution network position us to compete effectively in the rapidly growing retirement savings market under various economic conditions.

We have grown our customer base in recent years as a result of our long-term investments in developing the distribution channels necessary to reach our target customers and the products required to meet the demands of our customers. We believe our growth has been enhanced further by favorable demographic trends and the growing tendency of Americans to supplement traditional sources of retirement income with self-directed investments, such as products that we offer. From 1997 to 2006, our customer funds managed and administered grew from $57.46 billion to $174.89 billion, a compound annual growth rate of 11.77%. Asset growth during this period resulted from net flows into our products, interest credited to and market appreciation of policyholder account values, and acquisitions.

Our 53.6 million shares of Class A common stock outstanding as of March 31, 2007 are publicly held and primarily were issued through our initial public offering completed in March 1997 and in conjunction with the acquisition of NFN in October 2002. The Class A shares represent 36.9% of all of our outstanding common stock and 5.5% of the combined voting power of our Class A and Class B common stock as of March 31, 2007. Nationwide Corporation (Nationwide Corp.) owns all of the outstanding shares of Class B common stock, which represents the remaining 63.1% equity ownership and 94.5% of the combined voting power of all of our shareholders as of March 31, 2007. Nationwide Corp. is a majority-owned subsidiary of Nationwide Mutual.

Our mailing address is One Nationwide Plaza, Columbus, Ohio 43215 and our telephone number is (614) 249-7111.

THE NATIONWIDE TRUSTS

Each of the Nationwide Trusts are created as Delaware statutory trusts pursuant to declarations of trust executed by us as sponsor for the trusts and the appointed trustees for the trusts, and certificates of trust for each trust filed with the Delaware Secretary of State. The declaration of trust for each of the Nationwide Trusts, which are filed as exhibits to the registration statement of which this prospectus forms a part, states the terms and conditions for such Nationwide Trust to issue and sell their respective trust preferred securities and trust common securities, which we refer to as the “trust securities.”

The Nationwide Trusts exist solely to:

•	issue and sell their respective trust securities;

•	use the proceeds from the sale of their respective trust securities to purchase and hold a series of our debt securities;

•	maintain their status as grantor trusts for federal income tax purposes; and

•	engage in other activities that are necessary or incidental to these purposes.

We will purchase all of the trust common securities of the Nationwide Trusts. The trust common securities will represent an aggregate liquidation amount equal to at least 3% of each of the Nationwide Trust’s total capitalization. The trust common securities will have terms substantially identical to, and will rank equal in priority for payment with, the trust preferred securities. However, if we default on our subordinated debt securities, then cash distributions and liquidation, redemption and other amounts payable on the trust common securities will be subordinate to the trust preferred securities in priority of payment.

The trustees appointed by us as holder of all of the trust common securities will conduct the Nationwide Trusts’ business and affairs. We will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the trustees. The duties and obligations of the trustees shall be governed by the declaration of trust of each Nationwide Trust. A majority of the trustees of each Nationwide Trust will be our employees or officers. One trustee of each Nationwide Trust will be a financial institution which will be unaffiliated with us and which will act as property trustee and as indenture trustee for purposes of the Trust Indenture Act of 1939, pursuant to the terms set forth in a prospectus supplement. We refer to this trustee as the “Property Trustee.” In addition, unless the Property Trustee maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, one trustee of each Nationwide Trust will have its principal place of business or reside in the State of Delaware. We will pay all fees and expenses related to the Nationwide Trusts and the offering of the trust securities. We will guarantee payment of distributions and payments on redemption or liquidation with respect to the trust preferred securities of each Nationwide Trust to the extent the applicable the Nationwide Trust has funds available therefor.

The place of business and the telephone number of each of the Nationwide Trusts is the same as our principal executive offices and telephone number.

USE OF PROCEEDS

The trusts will use all proceeds received from the sale of the trust securities to purchase our subordinated debt securities. Except as otherwise described in a prospectus supplement, we expect to use the net proceeds from the sale of the securities we offer under this prospectus for general corporate purposes, which may include investments in or advances to subsidiaries, possible acquisitions, working capital, repayment or redemption of outstanding debt and other corporate purposes. We will invest the net proceeds until they are used for these purposes. We will not receive any of the proceeds from the sale of our Class A Common Stock by selling shareholders.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Our ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends, if any, for each of the years in the five most recently completed fiscal years and any required interim periods will each be specified in a prospectus supplement or in a document we file with the SEC and incorporate by reference.

DESCRIPTION OF THE DEBT SECURITIES

We may issue senior debt securities, subordinated debt securities and junior subordinated debt securities, which we will refer to as our “debt securities,” at various times and in one or more series. Our debt securities may consist of notes, debentures or other evidences of indebtedness. We will issue senior debt securities under a senior debt indenture, which we entered into with Wilmington Trust Company, as trustee. We will issue subordinated debt securities under a subordinated debt indenture, which we entered into with Wilmington Trust Company, as trustee. We will issue junior subordinated debt securities under a junior subordinated debt indenture to be entered into with Wilmington Trust Company, as trustee. We refer to Wilmington Trust Company, in its capacity as trustee under one or all of the indentures, as the “indenture trustee.” The indentures are included as exhibits to the registration statement of which this prospectus is a part.

This section briefly summarizes certain terms of the debt securities and uses some terms that are not defined in this prospectus but that are defined in the indentures. This summary is not complete. The indentures are on file with the SEC and we have incorporated them by reference in this prospectus. You should read the indentures for a complete understanding of their provisions and for the definition of some terms used in this summary. In the summary below, we have included references to section numbers of the indentures so that you can easily locate these provisions.

General

The debt securities will be our unsecured senior, subordinated or junior subordinated obligations. The indentures do not limit the amount of other debt securities that we may issue.

We are a holding company. We derive substantially all of our income from our operating subsidiaries. As a result, our cash flows and consequent ability to service our obligations, including our debt securities, are dependent upon the earnings of our subsidiaries, and distributions of those earnings to us, and other payments or distributions of funds by our subsidiaries to us, including payments to us of principal and interest under intercompany indebtedness. Our subsidiaries are separate and distinct legal entities and will have no obligations, contingent or otherwise, to pay any dividends or make any other distribution (except for payments required pursuant to the terms of intercompany indebtedness) to us or to otherwise pay amounts due or to make specific funds available for such payments with respect to our debt securities. Various financing arrangements, regulatory restrictions, charter provisions and other instruments may impose certain restrictions on the ability of our subsidiaries to transfer funds to us in the form of cash dividends, loans or advances.

Except to the extent that we or our creditors have a priority or equal claim as a creditor directly against our subsidiaries, payments due on the debt securities effectively will be subordinated to the debt and preferred stock of our subsidiaries because, as the common stockholder of those subsidiaries, we will be subject to the prior claims of their creditors. Our debt securities effectively will also be subordinated to any of our secured indebtedness to the extent of any such security. Furthermore, our obligations with respect to any subordinated debt securities and junior subordinated debt securities will be subordinate and junior in right of payment to our obligations under our senior debt, including the senior debt securities. Generally, our obligations with respect to junior subordinated debt securities will be subordinate and junior in right of payment to our subordinated debt securities.

When we offer debt securities from this registration statement, we will issue a prospectus supplement, which will accompany this prospectus and will explain the following terms of and information relating to the series of debt securities being offered:

•	Classification as senior, subordinated or junior subordinated debt securities, the specific designation, aggregate principal amount, purchase price and denomination;

•	Currency or units based on or relating to currencies in which the debt securities are denominated and/or in which principal, premium, if any, and/or any interest will or may be payable;

•	Any date or dates upon which the principal of the debt securities is payable;

•	Interest rate or rates (which may be fixed or variable) or the method by which such rate will be determined, if any;

•	The dates on which any such interest will be payable;

•	The place or places where the principal of, premium, if any, and interest, if any, on the debt securities will be payable;

•	Any mandatory or optional redemption, repayment or sinking fund provisions;

•

Whether we will issue the debt securities in registered form or bearer form or both and, if bearer debt securities are issued, any restrictions applicable to the place of payment of any principal of, premium, if any, and interest, if any, on such bearer debt securities, the exchange of one form for another and the offer, sale and delivery of such bearer debt securities;

•

Whether we will issue the debt securities in whole or in part in global form and, if so, the identity of the depositary for these securities and the terms and conditions, if any, upon which these debt securities may be exchanged in whole or in part for other definitive securities;

•	The proposed listing, if any, of the debt securities on any securities exchange;

•

Any variation to the provisions of the indentures with respect to the satisfaction and discharge of our indebtedness and obligations, or termination of certain covenants and events of default under the indentures, with respect to the debt securities by deposit of money or government obligations;

•	Any trustee (other than Wilmington Trust Company), depositary, authenticating or paying agent, transfer agent, registrar or other agent with respect to the debt securities;

•	Our right to defer payments of interest on the subordinated debt securities;

•	If other than the principal amount of the debt securities, the portion of the principal amount of the debt securities that is payable upon declaration of acceleration of maturity;

•

Whether the debt securities will be convertible into common stock and/or exchangeable for other securities issued by us, and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable; and

•	Any other specific terms of the debt securities not inconsistent with the provisions of the applicable indenture.

You may exchange your debt securities and transfer your registered debt securities as described in the applicable indenture. These services will be provided without charge, other than any tax or other governmental charge related to these services, but subject to the limitations provided in the applicable indenture. You may transfer any bearer debt securities and their coupons, if any, by delivering them to the party to whom you wish to transfer them.

Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that is below the prevailing market rate will be sold at a discount below their stated principal amount. We will describe in a prospectus supplement any special United States federal income tax considerations that apply to discounted debt securities and debt securities issued at par, which are treated as having been issued at a discount for United States federal income tax purposes.

Principal amounts of or interest on our debt securities may be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. You may receive a principal amount or a payment of interest that is greater or lesser than the amount of principal or interest otherwise payable, depending upon the value of applicable currency, commodity, equity index or other factors. We will provide you with information on the methods for determining the amount of principal or interest payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional tax considerations in the applicable prospectus supplement.

Global Debt Securities

We may issue the debt securities of a series in the form of one or more global debt securities. We will deposit the debt securities with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. We will issue these global debt securities in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by such global debt security or securities. Unless it is exchanged in whole for debt securities in definitive registered form, a global debt security may only be transferred as a whole by:

•	The depositary for the global debt security to a nominee of such depositary;

•	A nominee of the depositary for the global debt security to such depositary or another nominee of such depositary; or

•	The depositary for the global debt security or any nominee to a successor of the depositary or a nominee of such successor.

The specific terms of the depositary arrangement with respect to a series of debt securities represented by a global debt security will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all such depositary arrangements.

You may own a beneficial interest in a global debt security only if you have an account with the depositary for such global debt security or hold an interest through someone with an account with the depositary. Upon the issuance of a global debt security, the depositary for such global debt security will credit your accounts on its book-entry registration and transfer system with the respective principal amounts of the debt securities represented by such global debt security beneficially owned by you. Initially, the accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such debt securities. Your ownership of a beneficial interest in a global debt security will be shown on, and the transfer of such ownership interests will be effected through, the depositary’s records for such global debt security (if you have an account with the depositary) and on the records of the depositary’s account holder (if you own securities through an account holder). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to own, transfer or pledge beneficial interests in global debt securities.

So long as the depositary for a global debt security, or its nominee, is the registered owner of such global debt security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global debt security for all purposes under the applicable indenture. Except as described below, if you own a beneficial interest in a global debt security, you will not be entitled to have the debt securities represented by such global debt security registered in your name, will not be entitled to receive physical delivery of such debt securities in definitive form and will not be considered the owner or holder of the debt security under the applicable indenture. Accordingly, you must rely on the procedures of the depositary for your global debt security and, if you own through a person having an account with the depositary, on the procedures of such person, to exercise any rights of a holder under the applicable indenture. If we request any action of holders or if an owner of a beneficial interest in a global debt security desires to take any action which it is entitled to take, the depositary for such global debt security would authorize the participant holding the relevant beneficial interests to give or take such action, and such participants would authorize the beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

We will pay the principal and any interest or premium on a global debt security to the depositary or its nominee. Neither we, the trustee nor any of our agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such global debt security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for any global debt security, upon receipt of any payment of principal, premium or interest in respect of such global debt security, will immediately credit your account with payments in amounts proportionate to your respective beneficial interest in such registered global debt security as shown on the records of the depositary.

If you own a beneficial interest in a global debt security through a participant, we expect that payments to you by the participant will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

If the depositary for any global debt security is unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, we will appoint a successor. If we do not appoint a successor depositary registered as a clearing agency within 90 days, we will issue the affected debt securities in definitive form in exchange for the global debt security. In addition, we may determine not to have any of the debt securities of a series represented by global debt securities and, in such event, will issue debt securities of such series in a definitive form in exchange for all of the global debt securities representing such debt securities. Any debt securities issued in definitive form in exchange for a global debt security will be registered in such name or names as the depositary shall instruct the trustee. We expect that the depositary’s instructions regarding the ownership of beneficial interests in such global debt security will be based on directions given by the participants.

We may also issue bearer debt securities in global form, which we will refer to as a “bearer global security,” that will be deposited with a common depositary for Euro-clear and CEDEL, or with a nominee for such depositary we identify in a prospectus supplement. The specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, with respect to any portion of a series of debt securities to be represented by a bearer global security, will be described in the prospectus supplement relating to such series.

Certain Covenants of the Company

Limitations on Liens. We agree that, so long as any senior debt securities remain outstanding, neither we nor our restricted subsidiaries will issue, assume, incur or guarantee any indebtedness for borrowed money secured by a mortgage, pledge, lien or other encumbrance, directly or indirectly, upon any shares of the voting stock of a restricted subsidiary without providing that such senior debt securities issued under the senior debt indenture shall be secured equally and ratably with, or prior to, any such secured indebtedness so long as the indebtedness remains outstanding. These restrictions, however, do not apply to liens or to any mortgage, pledge or other encumbrance upon shares of voting stock of any corporation that exist at the time such corporation becomes a restricted subsidiary and extensions, renewals or replacements of these pre-existing liens. (Senior Debt Indenture Section 3.9.)

The term “restricted subsidiary” means (a) so long as they are subsidiaries of ours, Nationwide Life Insurance Company or Nationwide Life and Annuity Insurance Company; (b) any other present or future insurance subsidiary, the consolidated total assets (as defined in the senior debt indenture) of which constitute 20% or more of our consolidated total assets; and (c) any subsidiary which is a successor, by merger or otherwise, to substantially all of the business or properties of any insurance subsidiary referred to or described in clauses (a) or (b).

The term “subsidiary” means any corporation or other entity in which we own or control, directly or indirectly, more than 50% of the outstanding shares of voting stock. The term “insurance subsidiary” means a subsidiary registered in the state of its domicile under the insurance laws of such state and qualified to sell insurance products. (Senior Debt Indenture Section 1.1.)

Consolidation, Merger and Sale of Assets. The senior debt indenture and the subordinated and junior subordinated debt indentures provide that we may not consolidate or merge with or into, or transfer or lease our assets substantially as an entirety to any person unless:

•

Either we are the continuing corporation, partnership or trust or the successor corporation, partnership, trust or person to which our assets are transferred or leased shall be organized under the laws of the United States or any state of the United States or the District of Columbia and shall expressly assume our obligations on the debt securities and under the indenture; and

•	After the consolidation, merger, transfer or lease, no event of default under the relevant indenture will have occurred and be continuing.

This restriction on the consolidation, merger or sale of our assets does not apply to any recapitalization transaction, a change of control over us or a highly leveraged transaction unless such transactions or change of control were structured to include a merger or consolidation or transfer or lease of our assets substantially as an entirety. Unless otherwise described in a prospectus supplement for a particular series of debt securities, no covenants or other provisions in the indentures provide for a put or increased interest or otherwise afford you additional protection in the event of a recapitalization transaction, a change of control over us or a highly leveraged transaction.

Restrictions on Certain Dispositions. As long as any of the senior debt securities remain outstanding, neither we nor our restricted subsidiaries may issue, sell, assign, transfer or otherwise dispose of any of the voting stock of any of our restricted subsidiaries, unless:

•

The issuance, sale, assignment, transfer or other disposal of voting stock is required to comply with the order of a court or regulatory authority, other than an order that we or one of our restricted subsidiaries requested;

•	The shares of voting stock issued, sold, assigned, transferred or otherwise disposed of are directors’ qualifying shares;

•

All of the voting stock of a restricted subsidiary that either we or our restricted subsidiaries own is sold for cash or other property that has a fair market value (as determined in good faith by our board of directors) that is at least equal to the fair value of such voting stock; or

•

We would own, together with our restricted subsidiaries, at least 80% of the issued and outstanding voting stock of such restricted subsidiary after the issuance, sale, assignment, transfer or other disposition, and such issuance, sale, assignment, transfer or other disposition is made for cash or other property which is at least equal to the fair value of such voting stock. (Senior Debt Indenture Section 9.3.)

When we refer to “fair value,” with respect to any voting stock, we mean the fair value as determined in good faith by our board of directors. (Senior Debt Indenture Section 1.1.) The senior debt indenture does not restrict the transfer of assets from a restricted subsidiary to any person, including either to us or one of our subsidiaries.

Events of Default

Unless we specify otherwise in the prospectus supplement relating to a debt security, the following events are events of default under an indenture for any debt security:

•	A default in payment of any interest for 30 days on any debt securities of a series;

•	A default in payment of all or any part of the principal of the debt securities of a series when due, either at maturity or upon any redemption;

•	A default in payment of any sinking fund installment when due;

•

A default in the performance, or breach, of any covenant or warranty of ours contained in the applicable indenture for the benefit of a particular series, and the continuance of this default or breach for a period of 60 days after written notice is given as provided in such indenture;

•	Our bankruptcy, insolvency or reorganization;

•

An event of default by us or any of our restricted subsidiaries on any other indebtedness for borrowed money (other than non-recourse obligations), in an aggregate principal amount exceeding $50,000,000, if such event of default results in the acceleration of the other indebtedness, so long as such acceleration is not cured, waived, rescinded or annulled, or such indebtedness is not discharged, within 10 days after we receive written notice of the event of default. If the acceleration ceases or is cured, waived, rescinded or annulled, there will be no event of default under this paragraph; or

•

Any other event of default with respect to any debt securities of a series including an event of default provided for in a supplemental indenture under which any series of debt securities is issued. (Senior, Subordinated and Junior Subordinated Debt Indentures Section 5.1.)

If an event of default has occurred and is continuing, other than an event of default described under the fifth bullet above, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that affected series may declare the principal and accrued interest of all debt securities of that such affected series to be due and payable immediately. If the event of default specified in the fifth bullet above shall have occurred, the principal amount on all series of debt securities shall automatically, without any action on the part of the trustee or the holder, become immediately due and payable. These declarations may be annulled and past defaults may be waived by the holders of a majority in principal amount of the outstanding debt securities of all such affected series; however, a continuing default in payment of principal or premium of or interest on debt securities may not be annulled or waived. (Senior Debt Indenture Sections 5.1 and 5.10 and Subordinated and Junior Subordinated Debt Indentures Section 5.1.)

The trustee is not required to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders have offered the trustee reasonable indemnity. This right of the trustee is subject to the provisions relating to its duties during the continuance of any event of default. (Senior, Subordinated and Junior Subordinated Debt Indentures Section 6.2.) Subject to the provisions for indemnification and subject to the right of the trustee to decline to follow any holders’ directions under specified circumstances, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of conducting any proceedings for any remedy available to the trustee, or exercising any trust or power conferred on the trustee. (Senior, Subordinated and Junior Subordinated Debt Indentures Sections 5.9 and 5.12.)

Holders of debt securities may not institute any action against us under an indenture (except as set forth above and actions for payment of overdue principal, premium, if any, or interest) unless:

•	They have given the trustee advance written notice of a default that is continuing;

•

The holders of at least 25% in principal amount of the outstanding debt securities of each affected series (treated as one class) have requested the trustee to institute an action and have offered the trustee reasonable indemnity;

•	The trustee has not instituted this action within 60 days of their request; and

•

The trustee has not received direction inconsistent with such written request from the holders of a majority in aggregate principal amount of the debt securities of each affected series (treated as one class). (Senior Debt Indenture Sections 5.6 and 5.9 and Subordinated and Junior Subordinated Debt Indentures Sections 5.7 and 5.12.)

We may choose to sell subordinated debt securities of any series to a statutory trust created by us that will use the proceeds from the sale of its preferred and common securities to purchase our subordinated debt securities. If you hold the preferred securities of this trust, you may bring suit directly against us to force us to pay the trust amounts owed on our subordinated debt securities held by the trust in a principal amount equal to the aggregate liquidation amount of the preferred securities held by you. At least a majority of the holders of preferred securities of the trust must consent to any waiver of an event of default with respect to the series of subordinated debt securities held by the trust and each such holder must consent to any supplemental indenture that would adversely affect the interests of such holders. (Subordinated Debt Indenture Sections 5.7, 5.10 and 5.13.)

Each year, we will either certify to the relevant trustee that we are not in default of any of our obligations under both indentures or we will specify to the relevant trustee any default that exists under one or both indentures. (Senior, Subordinated and Junior Subordinated Debt Indentures Section 3.4.)

Discharge, Defeasance and Covenant Defeasance

We can discharge or defease our obligations under each indenture as set forth below if the applicable prospectus supplement allows. (Senior, Subordinated and Junior Subordinated Debt Indentures Article X and Section 3.2.)

We may discharge certain obligations to you if your debt securities have not already been delivered to the trustee for cancellation and have either become due and payable, are by their terms due and payable or are scheduled for redemption within one year by irrevocably depositing with the trustee (a) cash, (b) in the case of debt securities payable only in U.S. dollars, U.S. government obligations, or (c) a combination thereof, as trust funds in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, and any mandatory sinking fund or analogous payments, the principal of, premium, if any, and interest on your debt securities.

If allowed by the applicable prospectus supplement, we may also:

(1)	defease and be discharged from any and all obligations with respect to the debt securities of or within any series (“full defeasance”); or

(2)	be released from our obligations under certain covenants applicable to the debt securities of or within any series (“covenant defeasance”),

if we deposit money or government obligations with the relevant trustee in sufficient quantity that will provide money in an amount sufficient, without reinvestment, to pay the principal of and any premium or interest on such debt securities to maturity or redemption and any mandatory sinking fund or analogous payments thereon. As a condition to the above actions, we must deliver an opinion of counsel to the trustee stating that the holders of affected debt securities will not recognize income, gain or loss for federal income tax purposes as a result of our actions and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if we had not taken these actions. Such opinion of counsel, in the case of defeasance under clause (1) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. (Senior Debt Indenture Sections 10.5 and 10.6 and Subordinated and Junior Subordinated Debt Indentures Section 10.6.)

We may exercise our full defeasance option for the debt securities despite our prior exercise of our covenant defeasance option. If we exercise our full defeasance option, payment of the debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option, payment of the debt securities may not be accelerated by reason of default or an event of default with respect to the covenants to which the covenant defeasance is applicable. However, if such acceleration were to occur by reason of another event of default, the realizable value at the acceleration date of the money and government obligations in the defeasance trust may be less than the principal and interest then due on such debt securities, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors. (Senior Debt Indenture Sections 10.3 and 10.4 and Subordinated and Junior Subordinated Debt Indentures Section 10.6.)

Modification of the Indentures

Unless we specify otherwise in the prospectus supplement relating to a debt security, the indentures allow us to enter into supplemental indentures with the trustee without the consent of the holders of the debt securities to:

•	Secure any debt securities;

•	Evidence the assumption by a successor corporation of our obligations;

•	Add covenants for the protection of the holders of debt securities;

•	Cure any ambiguity or correct any inconsistency in an indenture, provided that the cure or correction does not adversely affect the holders of such debt securities;

•	Establish the forms or terms of debt securities of any series; and/or

•	Evidence the acceptance of appointment by a successor trustee. (Senior, Subordinated and Junior Subordinated Debt Indentures Section 8.1.)

Either the trustee or we may add other provisions to, or change in any manner or eliminate any of the provisions of any indenture or modify the rights of the holders of the debt securities of each series so affected with the consent of the holders of a majority in aggregate principal amount of debt securities of all series issued under the indenture then outstanding and affected (voting as one class). However, we need the consent of the holder of each outstanding debt security affected in order to:

•	Extend the stated maturity of the principal of any debt security, except in accordance with its terms;

•	Reduce the principal amount of any debt security;

•	Reduce the rate or extend the time of payment of interest on any debt security;

•	Reduce any amount payable on redemption of any debt security;

•	Change the currency in which the principal of (including any amount in respect of original issue discount), premium, or interest on any debt security is payable;

•	Reduce the amount of any original issue discount debt security that is payable upon acceleration or provable in bankruptcy;

•	Alter certain provisions of an indenture relating to the debt securities not denominated in U.S. dollars;

•	Impair the right to institute suit for the enforcement of any payment on any debt security when due; or

•

Reduce the percentage in aggregate principal amount of debt securities of any series, the consent of the holders of which is required for any such modification. (Senior, Subordinated and Junior Subordinated Debt Indentures Section 8.2.)

Neither the subordinated debt indenture nor the junior subordinated debt indenture may be amended to alter the subordination of any outstanding subordinated debt securities or junior subordinated debt securities, as the case may be, without the consent of each holder of senior indebtedness that would be adversely affected by the amendment. (Subordinated and Junior Subordinated Debt Indentures Section 8.6.)

Subordination

We will make all payments on our senior indebtedness first before paying the principal of, premium, if any, and interest on debt securities issued under the subordinated debt indenture and the junior subordinated debt indenture.

In the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings involving us or our property, or if the subordinated or junior subordinated debt securities of any series are declared due and payable before their expressed maturity because of the occurrence of an event of default pursuant to Section 5.1 of the subordinated or junior subordinated debt indenture (under circumstances other than a bankruptcy or insolvency event as described above), then the holders of all senior indebtedness will be entitled to be paid the full amount due on the senior indebtedness before the holders of any subordinated or junior subordinated debt securities receive any payment on the subordinated or junior subordinated debt securities. In the event and during the continuation of any default in payment of any senior indebtedness or if any event of default shall exist under any senior indebtedness, no payment of the principal or interest on the subordinated or junior subordinated debt securities or coupons will be made. (Subordinated and Junior Subordinated Debt Indentures Article XIII.) If this prospectus is being delivered in connection with a series of subordinated or junior subordinated debt securities, the accompanying prospectus supplement will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.

The subordinated and junior subordinated debt indentures define “senior indebtedness” as the principal of and premium, if any, and interest on:

(a)	All our indebtedness,

•	for money we borrowed,

•	for the money borrowed by and obligations of others that we have assumed or guaranteed,

•	in respect of letters of credit and acceptances issued or made by banks, or

•

constituting purchase money indebtedness, or indebtedness secured by property included in our property, plant and equipment accounts at the time of the acquisition of such property by us, which we are directly liable to pay; and

(b)	All deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any such indebtedness.

When we use the term “purchase money indebtedness” we mean indebtedness evidenced by a note, debenture, bond or other instrument (whether or not secured by any lien or other security interest) issued or assumed as consideration for the acquisition of property, whether by purchase, merger, consolidation or otherwise, unless by its terms such indebtedness is subordinate to our other indebtedness. Unless we state differently in the subordinated debt indenture or the subordinated debt securities, senior indebtedness shall not include any of our indebtedness which, by its terms or the terms of the instrument creating or evidencing it, is subordinate in right of payment to or pari passu with the subordinated debt securities, or any of our indebtedness to one of our subsidiaries. (Subordinated Debt Indenture Section 1.1) The subordinated and junior subordinated debt indentures do not contain any limitation on the amount of senior indebtedness that we can incur.

Junior subordinated debt will be subordinate to subordinate debt. Senior indebtedness will continue to be senior indebtedness and entitled to the benefits of the subordination provisions of the indenture irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York (without regard to the conflict of law provisions of the State of New York), except to the extent the Trust Indenture Act is applicable. (Senior, Subordinated and Junior Subordinated Debt Indentures Section 11.8.)

Concerning the Trustee

Wilmington Trust Company is one of a number of banks with which we maintain ordinary banking and trust relationships.

DESCRIPTION OF CAPITAL STOCK

Authorized Capital Stock

The following is a summary description of our common stock and preferred stock. You can find information about our common stock and preferred stock in the following documents that progressively provide more detail: (a) this prospectus, (b) the prospectus supplement, (c) our restated certificate of incorporation and restated bylaws, and (d) the laws of the State of Delaware. Since the terms of common stock and preferred stock may differ from the general information we provide here, in all cases rely on the information in the laws of the State of Delaware over different information in our restated certificate of incorporation and restated bylaws; rely on our restated certificate of incorporation and restated bylaws over the prospectus supplement; and rely on the prospectus supplement over this prospectus.

We are currently authorized to issue 750 million shares of Class A Common Stock, par value $0.01 per share, 750 million shares of Class B Common Stock, par value $0.01 per share, and 50 million shares of preferred stock, par value $0.01 per share. The shares of our Class A Common Stock and Class B Common Stock are substantially similar, except that our Class B Common Stock has special voting rights, conversion rights and transfer restrictions that we discuss below.

Common Stock

Voting. All outstanding shares of our common stock are fully paid and nonassessable. Except for the equity purchase rights, which are described below, our common stockholders do not have any preemptive rights to subscribe for or purchase any additional securities issued by us. No redemption or sinking fund provisions are associated with our common stock. We do not allow our common stockholders to use cumulative voting.

We have agreed that, so long as Nationwide Mutual controls at least 50% of the combined voting power of our outstanding voting stock, Nationwide Corporation may purchase its pro rata share of any voting equity securities we may issue, to the extent this practice is permitted by the New York Stock Exchange. We refer to this right as the equity purchase right. The equity purchase right does not apply to any securities offered pursuant to employee stock options or other benefit plans, divided reinvestment plans and other offerings other than for cash.

The holders of our Class A Common Stock are entitled to one vote per share. The holders of our Class B Common Stock are entitled to ten votes per share. We believe that the superior voting rights of the Class B Common Stock might discourage unsolicited merger proposals and unfriendly tender offers. Proposals submitted to a vote of stockholders will be voted on by holders of Class A Common Stock and Class B Common Stock voting together as a single class. The presence of the holders of record that may exercise at least a majority of voting power, represented in person or by proxy, constitute a quorum for the transaction of business at the meetings of our stockholders. Our stockholders may adopt resolutions by the affirmative vote of a majority of our common stockholders present at a meeting at which a quorum is established.

Transfer. We have not placed any restrictions on the transfer of shares of Class A Common Stock. However, if Class B Common Stock is sold or transferred to any person or persons other than a member of the Nationwide group of companies, such shares of Class B Common Stock will be converted into an equal number of shares of Class A Common Stock.

Conversion. Our Class A Common Stock has no conversion rights. Our Class B Common Stock is convertible into Class A Common Stock at the option of the holder on the basis of one share of Class A Common Stock for each share of Class B Common Stock converted. If the number of outstanding shares of our Class B Common Stock falls below 5% of the aggregate number of issued and outstanding shares of our common stock at any time after the initial issuance of shares of Class A Common Stock, then each outstanding share of Class B Common Stock will automatically convert into one share of Class A Common Stock.

Dividends. Common stockholders are entitled to receive cash and other dividends pro rata on a per share basis if and when dividends are declared by our board of directors. In the case of any dividend paid other than in cash or common stock (or securities convertible into or exchangeable for common stock), holders of Class A Common Stock and Class B Common Stock are entitled to receive the dividend pro rata on a per share basis. We may pay dividends on our common stock (or securities convertible into or exchangeable for common stock) in shares of our Class A Common Stock (or securities convertible into or exchangeable for our Class A Common Stock) on our Class A Common Stock and in shares of our Class B Common Stock (or securities convertible into or exchangeable for Class B Common Stock) on our Class B Common Stock.

Liquidation, Merger or Consolidation. In the event of our liquidation or any payments made on our common stock in the event we merge or are consolidated, the holders of our Class A Common Stock and Class B Common Stock will divide our net assets available for distribution in respect of our common stock as a single class on a ratable basis.

Preferred Stock

We may offer preferred stock, the terms of which will be described in a prospectus supplement. We may also offer depositary shares evidenced by depositary receipts, each representing an interest in a share of the particular series of the preferred stock issued and deposited with a preferred stock depositary. We describe this program below in the section called “Description of Depositary Shares.”

General. Our board of directors may authorize the issuance of up to 50 million shares of preferred stock without stockholder approval. On the date of this prospectus, no shares of preferred stock were outstanding. If our board of directors authorizes the issuance of preferred stock in series, they will specify the dividend and liquidation preferences, redemption prices and conversion rights of each series. When we issue preferred stock, all shares will be fully paid and non-assessable. The holders of our preferred stock will not have preemptive rights.

Rank. With respect to dividend rights and rights on liquidation, winding up and dissolution, each series of our preferred stock will rank:

•	Senior to all classes of our common stock and to all equity securities issued by us that specifically provide that they will rank junior to our preferred stock;

•	Equal with all our equity securities that specifically provide that they will rank equally with our preferred stock; and

•	Junior to all our equity securities that specifically provide that they will rank senior our preferred stock.

As used in any amendment to our restated certificate of incorporation for these purposes, the term “equity securities” will not include any debt securities convertible or exchangeable for equity securities.

Dividends. Upon a decision of our board of directors, our preferred stockholders will be entitled to receive cash dividends at such rates and on such dates as are set forth in the prospectus supplement relating to their series of preferred stock. This rate may be fixed or variable or both. We will pay dividends to holders of record of our preferred stock as they appear on our books on the record dates that are fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative.

We may not declare or pay full dividends or set aside funds for the payment of dividends on any series of our preferred stock unless we pay or set apart funds for payment of dividends on the equity securities entitled to receive the same dividends as our preferred stock. If full dividends are not paid, each series of preferred stock shall share dividends pro rata with these other equity securities.

Conversion and Exchange. The prospectus supplement for any series of our preferred stock will state the terms, if any, on which shares of that series are convertible into shares of another series of preferred stock or Class A Common Stock or exchangeable for another series of our preferred stock, Class A Common Stock or debt securities.

Redemption. A series of our preferred stock may be redeemed at any time, in whole or in part, at our option or the option of a preferred stockholder. We may have the right to redeem a series of our preferred stock without your consent pursuant to a sinking fund or otherwise upon the terms and at the redemption prices set forth in the prospectus supplement relating to such series.

In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, the shares to be redeemed will be determined by lot or pro rata, as may be determined by our board of directors, or by any other method determined to be equitable by our board of directors.

On and after a redemption date, dividends will cease to accrue on shares of our preferred stock called for redemption and all your rights as a holder of these shares will end (except for the right to receive the redemption price) unless we fail to properly pay the redemption price.

Liquidation Preference. If we are liquidated, dissolved or wound up, our preferred stockholders will be entitled to receive distributions of our assets that are available for stockholders in the amount set forth in the prospectus supplement for each series of preferred stock, plus any accrued and unpaid dividends. These distributions will be made before any distribution is made on any securities ranking junior to our preferred stock with respect to liquidation, including our common stock. If we are liquidated, dissolved or wound up and the amounts payable on our preferred stock and on any other of our securities ranking equally with respect to liquidation rights are not paid in full, the preferred stockholders of such series and the holders of other equally ranking securities will share ratably in any distribution of our assets in proportion to the full liquidation preferences to which each is entitled. After full payment of the liquidation preference to which they are entitled, our preferred stockholders will not be entitled to any further participation in any distribution of our assets.

Voting Rights. Our preferred stockholders will not have the right to vote unless the board of directors states for a particular series of our preferred stock that they have this right or except as required by law.

Transfer Agent and Registrar. We will describe the transfer agent and registrar for each series of our preferred stock in the applicable prospectus supplement.

Certain Certificate and Bylaw Provisions

We describe certain provisions of our restated certificate of incorporation and restated bylaws in the following paragraphs. Some of these provisions may discourage takeovers and delay, deter or prevent a tender offer, proxy contest or other takeover attempt that you might consider to be in your best interest, including an attempt to obtain payment of a premium over the market price for your shares.

Classified Board of Directors. Our board of directors is divided into three classes of directors. Each class is as nearly equal in number as possible and serves staggered three-year terms. As a result, you may only elect approximately one-third of our directors each year at the annual meeting of stockholders. Our board of directors believes that being classified will help to assure their continuity and stability, as well as the continuity and stability of our business strategies and policies as determined by them.

These classified board provisions may have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control over us, even though such an attempt may be beneficial to both you and us. In addition, the classified board provisions may delay you from removing a majority of the board of directors for two years if you do not like their policies.

Number of Directors; Removal; Filling Vacancies. Our board of directors may consist of one to fifteen members. A majority of our entire board of directors (assuming no vacancies) decides the exact number of members of the board. Our board of directors currently consists of twelve directors. Our restated certificate of incorporation provides, subject to the rights of the preferred stockholders, our board of directors may fill newly created directorships. This provision may prevent you from obtaining majority representation on the board of directors by allowing the board of directors to enlarge itself and fill the new directorships with its own nominees. A director so elected by the board of directors holds office until the next election of the class for which he has been chosen and until his successor is elected and qualified. Subject to the rights of the preferred stockholders, you may only remove a director for cause and only by the affirmative vote of the holders of a majority of our outstanding voting stock. These provisions preclude you from removing incumbent directors without cause and simultaneously gaining control of the board of directors by filling the vacancies created by such removal with your own nominees.

Special Meetings of Stockholders. The chairman of our board of directors, the chairman and chief executive officer of the Nationwide group of companies and our president and chief operating officer may call special meetings of our stockholders and, at the request in writing of a majority of the board of directors, our secretary is required to call special meetings of our stockholders. Our stockholders are not permitted to call special meetings of stockholders.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. If a stockholder would like to submit any business to our board of directors or nominate any person for election to our board of directors at an annual meeting of stockholders, the stockholder must give notice to our Secretary in writing. This notice must be delivered or mailed to our principal executive offices at least 60 days but not more than 90 days before the first anniversary date of our proxy statement for the last annual meeting of stockholders. If an annual meeting was not held in the previous year or the date of the applicable annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, notice must be delivered or mailed within a reasonable period of time. Our board of directors will determine what a reasonable period of time is prior to the date of the applicable annual meeting. We also have certain requirements for the form and substance of a stockholder’s notice, which can be found in our restated bylaws. These provisions may preclude some stockholders from making nominations for directors at an annual or special meeting or from bringing other matters before the stockholders at a meeting.

Class B Common Stock. The voting rights of our Class B Common Stock are superior to those of our Class A Common Stock, which might discourage unsolicited merger proposals and unfriendly tender offers.

No Action by Written Consent of the Stockholders. Our stockholders may not take action by written consent in lieu of a meeting.

Delaware Takeover Statute. Under Delaware law, we may not engage in any mergers, asset or stock sales and other similar transactions with an interested stockholder for three years from the time that the stockholder became an interested stockholder. An “interested stockholder” is a stockholder who, together with affiliates and associates, owns (or, within the last three years, did own) 15% or more of our voting stock. However, we may engage in a merger, asset or stock sale and other similar transaction with an interested stockholder under certain conditions. These include when:

•	We receive prior approval of our board of directors for the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	The interested stockholder owned at least 85% of our voting stock pursuant to the transaction that made it an interested stockholder; or

•

The merger, asset or stock sale or other similar transaction is approved by our board of directors and authorized at an annual or special meeting of our stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder involved in the merger, asset or stock sale or other similar transaction.

Limitation on Liability. Our directors’ liability is limited to the extent permitted by law. Generally, our directors will not be held liable for their actions. However, they will be held liable for:

•	A breach of their duty of loyalty to us or our stockholders;

•	Acts or omissions not in good faith or in a way which involves intentional misconduct or a knowing violation of law;

•	Payment of an improper dividend or improper repurchase of our stock; or

•	Acting or not acting for improper personal benefit.

Because of these limitations on liability, our stockholders may not sue one of our directors for money unless the stockholder can show the director committed one of the offenses listed above. These provisions do not affect our directors’ liability under federal securities laws. Also, our directors still have a duty of care. The limitation of our directors’ liability may discourage or deter stockholders or management from suing directors for a breach of their fiduciary duties, even though such an action, if successful, might otherwise have benefited us or our stockholders. This limitation on our directors’ liability should not affect the availability of equitable remedies such as injunctions or rescissions based upon a director’s breach of his duty of care.

Indemnification. We will indemnify our directors and officers to the fullest extent permitted by Delaware law. We are generally required to indemnify our directors and officers for all judgments, fines, settlements, legal fees and other expenses incurred in connection with pending or threatened legal proceedings because of our director’s or officer’s position with us or another entity that the director or officer serves at our request, subject to certain conditions. We may also advance funds to our directors and officers to enable them to defend against such proceedings. To be indemnified by us, the director or officer must have been successful in the legal proceeding or acted in good faith and in what they reasonably believed to be a lawful manner in our best interest.

Corporate Opportunities. Except as Nationwide Mutual may agree in writing and except as stated in the Intercompany Agreement among Nationwide Mutual, Nationwide Corporation and us:

•

The members of the Nationwide group of companies, which includes Nationwide Mutual and its subsidiaries and affiliates (other than NFS) and which we refer to as Nationwide, may engage in the same or similar business activities or lines of business as us; and

•

The members of Nationwide and its directors, officers, employees and agents and the members of Nationwide Mutual (except as provided below) will not be liable to us or our stockholders for the breach of any fiduciary duty by reason of engaging in the same or similar business activities or lines of business as we do.

If any member of Nationwide learns about a potential transaction or matter that may be a corporate opportunity for both them and us, they do not have a duty to communicate or offer such corporate opportunity to us. They will not be liable to us or our stockholders for the breach of any fiduciary duty if they pursue or acquire such opportunity for themselves, direct such corporate opportunity to another person or entity or do not tell us about or offer such corporate opportunity to us.

Further, if one of our directors, officers, employees or agents is also a director, officer, employee or agent of any member of Nationwide and learns of a potential transaction or matter that may be a corporate opportunity for us or a member of Nationwide, they may offer such corporate opportunity either to us or to the member of Nationwide. They will not be liable to us or our stockholders for:

•	breach of any fiduciary duty;

•	breach of any duty of loyalty;

•	failure to act in (or not opposed to) our best interests; or

•	receiving improper personal benefit

because they offered the corporate opportunity to a member of Nationwide (rather than to us) or did not tell us about the corporate opportunity or they pursue or acquire the corporate opportunity for themselves or directs such corporate opportunity to another person or do not communicate information regarding such corporate opportunity to us. It is not clear, however, if these provisions are enforceable and our counsel has not delivered an opinion as to the enforceability of these provisions. These provisions may eliminate certain rights that might have been available to our stockholders under Delaware law had such provisions not been included in our restated certificate of incorporation.

Our board of directors currently consists of 12 members, 6 of whom also serve on the boards of directors of other companies within Nationwide. In addition, a significant number of our officers are also officers of other companies within Nationwide.

The foregoing provisions will end on the date that the members of Nationwide no longer beneficially own in the aggregate at least 50% of the voting power of the outstanding shares of our common stock.

DESCRIPTION OF DEPOSITARY SHARES

We provide information to you about our depositary shares in four separate documents that progressively provide more detail: (a) this prospectus, (b) the prospectus supplement, (c) the deposit agreement, and d) the depositary receipts. Since the terms of the depositary shares may differ from the general information we have provided, in all cases rely on the information in the depositary receipts over different information in the deposit agreement; rely on the deposit agreement over the prospectus supplement; and rely on the prospectus supplement over this prospectus.

General

We may decide to have the shares of our preferred stock represented by depositary shares. If we do, the shares of any series of our preferred stock represented by depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company, which we will refer to as the “preferred stock depositary.” We will list the name and address of the preferred stock depositary in the relevant prospectus supplement. Each owner of a depositary share will be entitled to all the rights, preferences and privileges of the preferred stock represented by the depositary share, including dividend, voting, redemption, conversion, exchange and liquidation rights, unless the deposit agreement states otherwise.

Depositary receipts issued pursuant to the deposit agreement will represent the depositary shares. These depositary receipts will represent a holder’s rights in a number of shares of a given series of the preferred stock described in the applicable prospectus supplement.

A holder of depositary shares will be entitled to receive the shares of preferred stock (but only in whole shares of preferred stock) underlying such depositary shares. If the depositary receipts delivered by you evidence a number of depositary shares in excess of the whole number of shares of preferred stock to be withdrawn, the preferred stock depositary will deliver to you at the same time a new depositary receipt evidencing the excess number of depositary shares.

Dividends and Other Distributions

The preferred stock depositary will distribute cash dividends and other cash distributions for the preferred stock to the record holders of depositary receipts in proportion, if possible, to the number of depositary shares owned by each holder.

If we have a distribution of property rather than cash on our preferred stock, the preferred stock depositary will distribute the property received by it to the record holders of depositary receipts in proportion, if possible, to the number of depositary shares owned by the holders. If the preferred stock depositary determines that it is not feasible to make a distribution of property, it may adopt the method it believes to be fair and practicable for the purpose of carrying out the distribution, including sale (at public or private sale) of such property and distribution of the net proceeds from such sale to such holders. We must, however, approve this alternative method.

Either the preferred stock depositary or we will reduce the dividends and other distributions payable to a holder by any amount we are required to withhold for taxes.

Conversion and Exchange

If the preferred stock underlying your depositary shares is convertible or exchangeable, you will have either the right or obligation to convert or exchange your depositary shares pursuant to the applicable prospectus supplement.

Redemption of Depositary Shares

If the preferred stock underlying your depositary shares is redeemable, the preferred stock depositary will redeem these depositary shares using the funds it receives from the redemption of the preferred stock it held. The redemption price for each of your depositary shares is equal to the number of preferred shares the depositary share equals multiplied by the redemption price for each preferred share. Whenever we redeem preferred stock from the preferred stock depositary, it will immediately redeem a proportionate number of depositary shares representing the shares of preferred stock that we redeemed. If the preferred stock depositary is going to redeem less than all the depositary shares, it will select the depositary shares to be redeemed either by lot or pro rata, as we may determine.

After the date we set for redemption, the depositary shares we call for redemption will no longer be outstanding and all your rights as a holder of the depositary shares will end, except the right to receive money for the redeemed depositary shares. If we deposit funds with the preferred stock depositary for the redemption of your depositary shares and you do not redeem these shares within two years of the date of our deposit, the funds will be returned to us.

Voting

If we have a meeting at which the holders of shares of preferred stock represented by depositary shares are entitled to vote, the preferred stock depositary will mail them the information about the meeting that they need. Record holders of depositary receipts on the record date (which will be the same date as the record date for our preferred stock) will be entitled to instruct the preferred stock depositary how to exercise the voting rights on the shares of preferred stock represented by their depositary shares. The preferred stock depositary will try, if practicable, to vote in accordance with these instructions, and we will agree to take all reasonable actions that the preferred stock depositary may request in order to enable it to so vote. The preferred stock depositary will not vote a holder’s preferred stock if it does not receive specific written instructions from the holder.

Record Date

Whenever we need to:

•	pay a dividend, make a distribution, or offer any rights, preferences or privileges on preferred stock;

•	hold a meeting which preferred stockholders may vote at or require notice of; or

•	convert or call for redemption any of our preferred stock,

the preferred stock depositary will set a record date (which shall be the same as the record date for the preferred stock). If you are a holder of depositary receipts on the record date, you will be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof or be entitled to give instructions for the exercise of voting rights at a meeting or to receive notice of meeting or of redemption or conversion of your shares.

Amendment and Termination of the Deposit Agreement

We can amend the form of depositary receipt and any provision of the deposit agreement at any time by agreement with the preferred stock depositary. However, any amendment which imposes or increases any fees, taxes or other charges payable by holders of depositary receipts (other than taxes and other governmental charges, fees and other expenses payable by holders of depositary receipts, which we describe in this prospectus under “Charges of Preferred Stock Depositary”), or which otherwise prejudices any of their substantial existing rights, will not take effect on their outstanding depositary receipts until 90 days after we mail notice of such amendment to them.

The preferred stock depositary will terminate the deposit agreement when we direct them to do so. They will mail you notice of such termination at least 30 days before they terminate the deposit agreement. The preferred stock depositary may also terminate the deposit agreement 45 days after it has delivered written notice to us of its decision to resign if we have not appointed a successor depositary willing to be our depositary at that time.

If a holder of depositary receipts still has depositary receipts after the date of termination, the preferred stock depositary will not:

•	Transfer these depositary receipts;

•	Pay dividends to the holder of the depositary receipts; and

•	Give the holder of the depositary receipts any further notices (other than notice of such termination) or perform any further acts under the deposit agreement.

However, if the holder of depositary receipts still has depositary receipts after the date of termination, the preferred stock depositary will continue to:

•	Collect dividends and any other distributions on the preferred stock; and

•

Deliver the preferred stock together with such dividends and distributions and the net proceeds of any sales of rights, preferences, privileges or other property in exchange for the depositary receipts the holder of the depositary receipts surrenders to it.

If a holder of depositary receipts has not surrendered its depositary receipts within two years from the date of termination, the preferred stock depositary may sell the preferred stock it still has at public or private sales and may keep the net proceeds of the sale, together with any money and other property then held by it, for the benefit of the holder of the depositary receipts.

Charges of Preferred Stock Depositary

We will pay the charges of the preferred stock depositary, including charges in connection with the initial deposit of the preferred stock, the initial issuance of the depositary receipts, the distribution of information to you about matters on which you are entitled to vote, withdrawals of the preferred stock by you or redemption or conversion of the preferred stock. We will not pay for taxes (including transfer taxes, if any) and other governmental charges and charges that the deposit agreement requires you to pay.

Miscellaneous

You may read all the reports and communications from us which are delivered to the preferred stock depositary as our preferred stockholder at its corporate office and its New York office.

You will not be able to hold either the preferred stock depositary or us liable if we are prevented or delayed from performing our obligations under the deposit agreement by law or any circumstance beyond our control. The preferred stock depositary is only obligated to perform its duties under the deposit agreement without negligence or bad faith. We are only obligated to perform our duties under the deposit agreement in good faith. Neither the preferred stock depositary nor we are obligated to prosecute or defend any legal proceeding for any depositary shares or preferred stock unless we receive satisfactory indemnity. Together with the preferred stock depositary, we are entitled to rely on the advice of or information from our legal counsel, accountants or other persons we believed to be competent and on documents believed to be genuine.

The preferred stock depositary may resign at any time or be removed by us, effective upon the acceptance by its successor of its appointment.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase Class A Common Stock, preferred stock and debt securities. Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. You should read the particular terms of the warrants, which will be described in more detail in the applicable prospectus supplement. The applicable prospectus supplement will also state whether any of the general provisions summarized below do not apply to the warrants being offered.

Warrants

The applicable prospectus supplement will describe the terms of warrants we offer, the warrant agreement relating to the warrants and the certificates representing the warrants, including, to the extent applicable:

•	The title of the warrants;

•	The aggregate number of warrants;

•	The price or prices at which the warrants will be issued;

•	The currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

•	The designation, number or aggregate principal amount and terms of the securities purchasable upon exercise of the warrants, and the procedures and conditions relating to the exercise of the warrants;

•	The date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	The designation and terms of any related securities with which the warrants are issued, and the number of the warrants issued with each security;

•

The currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the securities purchasable upon exercise of the warrants will be payable;

•	The date, if any, on and after which the warrants and the related securities will be separately transferable;

•	A discussion of material U.S. federal income tax considerations and

•	Any other terms of the warrants, including terms, procedures and limitations relating to the exchanges and exercise of the warrants.

Certificates representing warrants will be exchangeable for new certificates representing warrants of different denominations, and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the shares or debt securities issuable upon exercise and will not be entitled to payment of dividends on shares or principal of or any premium or interest on debt securities issuable upon exercise.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash a number of Class A Common Stock or preferred stock or the principal amount of debt securities at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants. Warrants may be exercised at any time up to the close of business on the expiration date described in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as described in the applicable prospectus supplement. Upon receipt of payment and the certificate representing the warrant properly completed and duly executed at the corporate trust office of the warrant agent or any other offices indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities issuable upon exercise. If less than all of the warrants represented by the certificate are exercised, a new certificate will be issued for the remaining warrants.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES

Each of the Nationwide Trusts may issue only one series of trust preferred securities. We will describe these trust preferred securities in a prospectus supplement. The declaration of trust of the Nationwide Trusts will be qualified as an indenture under the Trust Indenture Act and will contain the terms of the trust preferred securities.

The trust preferred securities will have terms, such as distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions that are discussed in the declaration of trust or made part of the declaration of trust by the Trust Indenture Act or the Delaware Statutory Trust Act.

The prospectus supplement for the trust preferred securities of a Nationwide Trust will include the specific terms of the series of trust preferred securities being issued, including:

•	The distinctive designation of the trust preferred securities;

•	The number of trust preferred securities issued by such Nationwide Trust;

•	The annual distribution rate (or method of determining such rate) for trust preferred securities and the date or dates upon which such distributions will be payable;

•

Whether distributions on trust preferred securities will be cumulative and, in the case of trust preferred securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on trust preferred securities will be cumulative;

•

The amount or amounts which will be paid out of the assets of such Nationwide Trust to the holders of trust preferred securities upon voluntary or involuntary dissolution, winding-up or termination of the Nationwide Trust;

•

The obligation or right of the Nationwide Trust to purchase or redeem trust preferred securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, trust preferred securities will be purchased or redeemed pursuant to such obligation;

•

The voting rights, if any, of holders of trust preferred securities in addition to those required by law, including the number of votes per trust preferred security and any requirement for approval by the holders of such trust preferred securities, as a condition to specified action or amendments to the declaration of trust;

•	The terms and conditions, if any, upon which the preferred securities issued by the Nationwide Trust may be converted into our Class A Common Stock, including conversion price per share;

•	The terms and conditions, if any, upon which the subordinated debt securities purchased by such Nationwide Trust may be distributed to holders of trust preferred securities;

•	If applicable, any securities exchange upon which the trust preferred securities will be listed; and

•

Any other relevant rights, preferences, privileges, limitations or restrictions of trust preferred securities not inconsistent with the declaration of trust of the Nationwide Trust or with applicable law.

We will guarantee distributions on trust preferred securities to the extent set forth below under “Description of the Trust Guarantee.” Certain United States federal income tax considerations applicable to trust preferred securities will be described in a prospectus supplement relating to the trust preferred securities.

In connection with the issuance of preferred securities, each of the Nationwide Trusts will issue one series of common securities. The declaration of trust of each of the Nationwide Trusts authorizes it to issue one series of common securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the common securities issued by each of the Nationwide Trusts will be substantially identical to the terms of the trust preferred securities issued by such Nationwide Trust and the common securities will rank equally, and payments will be made thereon on a pro rata basis with the trust preferred securities. If an event of default occurs and is continuing, the rights of the holders of such common securities to payments in respect of distributions and payments upon liquidation, redemption and maturity will be subordinated to the rights of the holders of the trust preferred securities. Except in certain limited circumstances, the common securities issued by each of the Nationwide Trusts will also carry the right to vote and to appoint, remove or replace any of the trustees of such Nationwide Trust. We will own all of the common securities of the Nationwide Trusts.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEES

We provide information to you about the trust preferred securities guarantees in three separate documents that progressively provide more detail: (a) this prospectus, (b) the prospectus supplement, and (c) the preferred trust guarantee. Additionally, the Trust Indenture Act incorporates certain terms into the trust preferred securities guarantee. Since the terms of the trust preferred securities guarantee may differ from the general information we have provided, in all cases rely on the information in the trust preferred securities guarantee and Trust Indenture Act over different information in the prospectus supplement; and rely on the prospectus supplement over this prospectus.

Each trust preferred security guarantee will be separately qualified under the Trust Indenture Act and will be held by Wilmington Trust Company, the indenture trustee, for your benefit.

General

We will irrevocably agree to pay in full, on a subordinated basis, to the holder of the trust preferred securities issued by a Nationwide Trust, the guarantee payments described in the next paragraph when due, regardless of any defense, right of set off or counterclaim that such Nationwide Trust may have.

We will make the following payments on the trust preferred securities issued by a Nationwide Trust, to the extent not paid by or on behalf of such Nationwide Trust:

•	Any accrued and unpaid distributions which the Nationwide Trust is required to pay on the trust preferred securities if the Nationwide Trust has sufficient funds to make such payments;

•

The amount payable upon redemption of the trust preferred securities, to the extent of funds held by the Nationwide Trust, for any preferred securities called for redemption by the Nationwide Trust; and

•	Upon the liquidation of a Nationwide Trust, the lesser of

(a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities to the date of payment, to the extent of funds held by such Nationwide Trust, and

(b) the amount of assets of the Nationwide Trust remaining available for distribution to holders of trust preferred securities after the liquidation (other than in connection with the distribution of subordinated debt securities to the holders of the preferred securities of the Nationwide Trust in exchange for preferred securities as provided in the applicable declaration of trust).

We will make these payments either by directly paying the required amounts to the holders of the trust preferred securities or by causing the trust to make these payments.

Because each of these guarantees is a guarantee of payment and not of collection, you may proceed directly against us as guarantor. You do not have to first proceed against the Nationwide Trust before attempting to collect from us, and we waive any right or remedy to require that any action be brought against a Nationwide Trust or any other person or entity before proceeding against us. Our obligations will not be discharged except by payment of the guarantee payments in full.

If we fail to make interest payments on the subordinated debt securities or pay amounts payable upon the redemption, acceleration or maturity of the subordinated debt securities held by a Nationwide Trust, the Nationwide Trust will have insufficient funds to pay distributions on or to pay amounts payable upon the redemption or repayment of such preferred securities. The guarantees do not cover payment of distributions or the amount payable upon redemption or repayment in respect of preferred securities when a Nationwide Trust does not have sufficient funds to pay these distributions or amounts.

We have through each of the guarantees, and certain back-up obligations, consisting of our obligations to provide certain indemnities in respect of, and pay and be responsible for, certain expenses, costs, liabilities and debts of the trust as set forth in the declaration, indenture and subordinated debentures, taken together, fully and unconditionally guaranteed all of the trust’s obligations under the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes any such guarantee. It is only the combined operation of these documents that has the effect of providing full and unconditional guarantees of the trust’s obligations under the preferred securities.

Certain Covenants of Nationwide Financial Services, Inc.

In each of the guarantees, we agree that so long as any trust preferred securities remain outstanding, if at such time:

•	we have exercised our option to defer interest payments on the subordinated debt securities and such deferral is continuing;

•	we are in default on our payment or other obligations under each of the guarantees; or

•	an event of default under the applicable indenture has occurred,

then we:

•

will not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to any of our preferred stock (other than stock dividends paid by us which consist of the stock of the same class as that on which the dividend is being paid);

•

will not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank equally with or junior to the subordinated debt securities; and

•	will not make any guarantee payments with respect to the foregoing (other than pursuant to the guarantee).

Amendments and Assignment

Except with respect to any changes that do not adversely affect the rights of holders of trust preferred securities (in which case no vote will be required), the guarantee may be amended only with the prior approval of the holders of not less than 66 2/3% in aggregate stated liquidation amount of the outstanding trust preferred securities. All guarantees and agreements contained in the guarantee will bind our successors, assignees, receivers, trustees and representatives and will benefit the holders of the trust preferred securities then outstanding.

Termination of the Guarantees

The guarantee will terminate as to the trust preferred securities upon full payment of the redemption price of all trust preferred securities, upon distribution of the subordinated debt securities to the holders of the trust preferred securities or upon full payment of the amounts payable in accordance with the declaration upon liquidation of the trust. The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities must restore payment of any sums paid under the trust preferred securities or the guarantee.

Status of the Guarantees; Subordination

The guarantees will constitute our unsecured obligation and will rank:

•	Subordinate and junior in right of payment to all our liabilities, except any liabilities that may be made pari passu expressly by their terms;

•

Pari passu with the most senior preferred or preference stock issued by us and with any guarantee entered into by us in respect of any preferred or preference stock or preferred securities of any affiliate of ours; and

•	Senior to our common stock.

Upon our bankruptcy, liquidation or winding up, our obligations under each of the guarantees will rank junior to all our other liabilities (except as described above) and, therefore, we may not have enough funds for payments under the guarantees.

The declarations of trust provide that each holder of preferred securities by acceptance thereof agrees to the subordination provisions and other terms of the applicable guarantee.

Information Concerning the Guarantee Trustee

The guarantee trustee, prior to the occurrence of a default under the guarantee, undertakes to perform only those duties that are specifically set forth in the guarantee and, after such a default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of preferred securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that might be incurred thereby.

Governing Law

Our guarantee will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating you to purchase from us, and us to sell to you, a specific number of shares of Class A Common Stock or preferred stock, or other property, at a future date or dates. The price per share of preferred stock or Class A Common Stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula described in the stock purchase contracts. We may issue stock purchase contracts separately or as a part of units each consisting of a stock purchase contract and debt securities, preferred securities or debt obligations of third parties, including U.S. Treasury securities, securing your obligations to purchase the preferred stock or the Class A Common Stock under the stock purchase contract. The stock purchase contracts may require us to make periodic payments to you or vice versa and the payments may be unsecured or prefunded on some basis. The stock purchase contracts may require you to secure your obligations in a specified manner. We will describe in the applicable prospectus supplement the terms of any stock purchase contracts or stock purchase units.

SELLING SHAREHOLDERS

We have entered into a purchase agreement with UBS AG, London Branch, or UBS, in connection with our share repurchase program. We have the option of settling certain of our obligations to UBS under the purchase agreement by delivering shares of our Class A Common Stock. In such event, UBS may resell shares of our Class A Common Stock that it receives pursuant to the purchase agreement using this prospectus. Additional information about UBS as a selling shareholder as well as additional selling shareholders may be added to this prospectus pursuant to a prospectus supplement.

PLAN OF DISTRIBUTION

We, along with the Nationwide Trusts and/or the selling shareholders, may sell the securities directly or through agents, underwriters or dealers.

Agents appointed by us, a Nationwide Trust or the selling shareholders may solicit offers to purchase securities. The prospectus supplement will name these agents, who may be underwriters, and discuss any commissions payable to them. Unless otherwise indicated in the prospectus supplement, these agents will be acting on a best efforts basis for the period of their appointment. Together with the Nationwide Trusts, we may also sell securities to an agent as principal.

If any underwriters are utilized in the sale of securities, a Nationwide Trust, the selling shareholders or we will enter into an underwriting agreement with such underwriters and the names of the underwriters and the terms of the transaction will be set forth in the prospectus supplement, which will be used by the underwriters to make resales of the securities to the public. Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or at various times at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

If a dealer is utilized in the sale of securities in respect of which this prospectus is delivered, a Nationwide Trust, the selling shareholders or we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by such dealer.

The selling shareholders may offer their Class A Common Stock in one or more offerings, and if required by applicable law or in connection with an underwritten offering, pursuant to one or more prospectus supplements, and any such prospectus supplement will set forth the terms of the relevant offering as described above. To the extent the Class A Common Stock offered pursuant to a prospectus supplement or otherwise remain unsold, the selling shareholder may offer those Class A Common Stock on different terms pursuant to another prospectus supplement. Sales by the selling shareholders may not require the provision of a prospectus supplement.

Each of the selling shareholders may offer its Class A Common Stock at various times in one or more of the following transactions: through short sales, derivative and hedging transactions; by pledge to secure debts and other obligations; through offerings of securities exchangeable, convertible or exercisable for Class A Common Stock; under forward purchase contracts with trusts, investment companies or other entities (which may, in turn, distribute their own securities); through distribution to its members, partners or shareholders; in exchange or over-the-counter market transactions; and/or in private transactions.

Each of the selling shareholders also may resell all or a portion of its Class A Common Stock in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided it meets the criteria and conforms to the requirements of Rule 144.

Securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more marketing firms, acting as principals for their own accounts or as agents for us, a Nationwide Trust or the selling shareholders. Any remarketing firm will be identified and the terms of its agreement, if any, with a Nationwide Trust, the selling shareholders or us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the offered securities remarketed thereby.

Agents, underwriters, dealers and other third parties described above may be entitled under relevant underwriting or other agreements to indemnification by us, the Nationwide Trusts and/or the selling shareholders against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents, underwriters or other third parties may be required to make in respect thereof. Agents, underwriters, dealers and such other third parties may be customers of, engage in transactions with, or perform services for us, the Nationwide Trusts and/or the selling shareholders in the ordinary course of business.

If indicated in the prospectus supplement, a Nationwide Trust, the selling shareholders or we will authorize agents and underwriters or dealers to solicit offers by certain purchasers to purchase offered securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to only those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such offers.

LEGAL MATTERS

Unless we state otherwise in the applicable prospectus supplement, the validity of the offered securities of Nationwide Financial Services, Inc. will be passed upon for us by LeBoeuf, Lamb, Greene & MacRae LLP, New York, New York, special counsel to us and the Nationwide Trusts. Unless we state otherwise in a prospectus supplement, certain matters of Delaware law relating to the validity of the preferred securities of the Nationwide Trusts will be passed upon for the Nationwide Trusts by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the Nationwide Trusts. LeBoeuf, Lamb, Greene & MacRae LLP will rely as to matters of Delaware law on Richards, Layton & Finger, P.A.

EXPERTS

The consolidated financial statements and financial statement schedules of the Company, as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, and the effectiveness of internal control over financial reporting as of December 31, 2006 have been incorporated by reference in this prospectus in reliance upon reports of KPMG LLP, independent registered public accounting firm, appearing elsewhere incorporate by reference in this prospectus, upon the authority of said firm as experts in accounting and auditing.

The KPMG LLP report with respect to the financial statements and financial statement schedules refers to NFS’ adoption of the American Institute of Certified Public Accountants’ Statement of Position 03-1, Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts, in 2004.

ERISA MATTERS

The Employee Retirement Income Security Act of 1974, as amended, which we refer to as ERISA, and Section 4975 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to the fiduciary responsibility provisions of ERISA and/or Section 4975 of the Code, and on persons who are fiduciaries with respect to the plans, in connection with the investment of “plan assets” of any plan which we refer to as Plan Assets. We refer to these types of plans or arrangements individually as the Plan and collectively, the Plans. ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.

ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan Assets and persons (“parties in interest” under ERISA and “disqualified persons” under the Code are collectively referred to as “Parties in Interest”) who have certain specified relationships to a Plan or its Plan Assets, unless a statutory or administrative exemption is available. Parties in Interest that participate in a prohibited transaction may be subject to a penalty imposed under ERISA and/or an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

Any fiduciary or other Plan investor considering whether to purchase the securities with Plan Assets should determine whether such purchase is consistent with its fiduciary duties and whether such purchase would constitute or result in a non-exempt prohibited transaction under ERISA and/or Section 4975 of the Code. We and certain of our affiliates may each be considered a Party in Interest with respect to many employee benefit plans. Prohibited transactions within the meaning of ERISA or the Code may arise, for example, if the offered securities are acquired by a pension or other employee benefit plan with respect to which we or any of our affiliates is a service provider (or otherwise is a Party in Interest), unless such offered securities are acquired pursuant to an exemption for transactions effected on behalf of such plan by a “qualified professional asset manager” or pursuant to any other available exemption. Accordingly, any fiduciary or other Plan investor considering whether to purchase or hold a security should consult with its counsel regarding the availability of exemptive relief under Department of Labor Prohibited Transaction Class Exemption 96-23 (relating to transactions determined by “in-house asset managers”), 95-60 (relating to transactions involving insurance company general accounts), 91-38 (relating to transactions involving bank collective investment funds), 90-1 (relating to transactions involving insurance company pooled separate accounts) or 84-14 (relating to transactions determined by independent “qualified professional asset managers”) or any other prohibited transaction exemption issued by the Department of Labor. A purchaser of a security should be aware, however, that even if the conditions specified in one or more of the above-referenced exemptions are met, the scope of the exemptive relief provided by the exemption might not cover all acts which might be construed as prohibited transactions. In any event, each purchaser or holder of a security or any interest therein will be deemed to have represented by its purchase and holding thereof that either (a) it is not a Plan or acting on behalf of a Plan or acquiring the security with the Plan Assets or (b) the acquisition and holding of the security is exempt pursuant to one or more foregoing prohibited transaction exemptions issued by the Department of Labor or another applicable exemption.

Moreover, because the acquisition and holding of a security may be deemed to be an indirect extension of credit between an investor and Nationwide Financial Services, the security may not be purchased or held by any Plan, or any person investing Plan Assets of any Plan, if we or any of our affiliates (a) has investment or administrative discretion with respect to the Plan Assets used to effect such purchase; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan Assets, for a fee and pursuant to an agreement or understanding that such advice (1) will serve as a primary basis for investment decisions with respect to such Plan Assets, and (2) will be based on the particular investment needs of such Plan.

The Department of Labor has promulgated a regulation, 29 C.F.R. § 2510.3-101, which we refer to as the Plan Asset Regulation describing what constitutes the assets of a Plan with respect to the Plan’s investment in an entity for purposes of the fiduciary responsibility provisions of Title I of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if a Plan invests in an “equity interest” of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the 1940 Act, the Plan’s assets are deemed to include both the equity interest itself and an undivided interest in each of the entity’s underlying assets, unless it is established that the entity is an “operating company” or that equity participation by “benefit plan investors” is not “significant.” The Plan Asset Regulation provides, however, that where the value of a plan’s equity interest in an entity relates solely to identified property of the entity, such property shall be treated as the sole property of a separate entity.

Any fiduciary or other Plan investor considering whether to purchase any securities on behalf of or with Plan Assets of any Plan should consult with its counsel and refer to this prospectus for guidance regarding the potential ERISA and Code consequences of an investment in the securities considering their specific circumstances.

Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code. Accordingly, assets of such plans may be invested in the securities without regard to the ERISA considerations described herein, subject to the provisions or other applicable federal and state law. However, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code. Furthermore, a governmental plan may be subject to federal, state or local laws which are similar to the provisions of ERISA or Section 4975 of the Code.

Based on the reasoning of the United States Supreme Court in John Hancock Mutual Life Ins. Co. v. Harris Trust and Sav. Bank, 114 S. Ct. 517 (1993), an insurance company’s general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party-in-Interest with respect to a Plan by virtue of such investment. Any purchaser that is an insurance company using the assets of an insurance company general account should consider the implications of Section 401(c) of ERISA as interpreted by final regulations issued by the Department of Labor effective as of January 5, 2000 (the “General Account Regulations”) that provide a safe harbor for certain insurance policies issued on or before December 31, 1998 to employee benefits plans that are supported by an insurer’s general account. As a result of these regulations, effective as of July 5, 2001, assets of an insurance company general account will not be treated as “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfies various conditions.

Due to the complexity of these rules and the penalties that may be imposed upon Parties in Interest in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing securities on behalf of, or with “plan assets” of, any Plan consult with their counsel regarding the potential consequences of such purchase and the availability of exemptive relief under Department of Labor Prohibited Transaction Class Exemption 96-23, 95-60, 91-38, 90-1 or 84-14 and determine on its own whether all of the conditions of the applicable prohibited transaction exemption (or any other prohibited transaction exemption issued by the Department of Labor) have been satisfied and that its purchase and holding of the securities will be entitled to full exemptive relief. The fiduciary of an employee benefit plan that is not subject to ERISA or Section 4975 of the Code proposing to invest in the securities must make its own determination that such investment is permitted under applicable law.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities registered hereby, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.

Securities and Exchange Commission registration fee	$		*
New York Stock Exchange filing fee		50,000
Printing and engraving expenses		150,000
Accounting fees and expenses		250,000
Legal fees and expenses		450,000
Blue Sky fees and expenses		5,000
Trustee’s fees and expenses		30,000
Miscellaneous		30,000

Total		$965,000

*	Deferred in accordance with Rule 456(b) and 457(r) of the Securities Act of 1933, except for $447,390 that has already been paid with respect to the $1,100,000,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-102007 and were not sold thereunder.

ITEM 15.	INDEMNIFICATION OF OFFICERS AND DIRECTORS.

Subsection (a) of DGCL Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Subsection (b) of DGCL Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Other subsections of DGCL Section 145 further provide that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrator; and that expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

Section 1 of Article VI of our Restated Bylaws provides that we shall indemnify our directors, officers, employees and agents to the fullest extent permitted by the DGCL. This Section further provides that we may advance expenses incurred by any director or officer in defending a civil or criminal action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to the indemnification by us.

DGCL Section 145 also provides that any indemnification provided for under the DGCL may only be made upon a determination by (i) a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders that the indemnitee has met the standard of conduct required by Section 145 entitling him to such indemnification.

DGCL Section 145 empowers the corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation or an agent who is or was serving at our request as a director, officer or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145. Section 3 of Article VI of our Restated Bylaws provides that we may purchase and maintain insurance on behalf of any director or officer against any liability asserted against and incurred by such person arising out of the person’s status as such, whether or not we would have the power to indemnify such person against such liability under the DGCL.

We have in force and effect a policy insuring the directors and officers of our company against losses which they or any of them shall become legally obligated to pay for any reason of any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty by the directors and officers in the discharge of their duties, individually or collectively, or any matter claimed against them solely by reason of their being directors or officers, such coverage being limited by the specific terms and provisions of the insurance policy.

Pursuant to the Underwriting Agreement, as may be filed as an exhibit to the Registration Statement, any Underwriters under the Underwriting Agreement may agree to indemnify the registrants’ directors and officers and persons controlling the registrants within the meaning of the Securities Act of 1933 against certain liabilities that might arise out of or based upon certain information furnished to the registrants by any such indemnifying party.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provisions shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Article TWELFTH of our Restated Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Section 102(b)(7).

Section 3817 of the Delaware Code governing statutory trusts provides that a statutory trust shall have the power to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands whatsoever.

The Declaration of each Nationwide Trust provides that no trustee or any of its affiliates (as defined in the relevant document), officers, directors, shareholders, members, partners, employees, representatives or agents, nor any employee or agent of such Nationwide Trust or its affiliates (each an “Indemnified Person”), shall be liable, responsible or accountable in damages or otherwise to such Nationwide Trust, any officer, director, shareholder, partner, member, representative, employee or agent of the Trust or its affiliates, or any holder of the Trust Securities for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of such Nationwide Trust and in a manner such Indemnified Person by the Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person’s negligence or willful misconduct with respect to such acts or omissions.

The Declaration of each Nationwide Trust provides further that to the full extent permitted by law, we, as sponsor of such Nationwide Trust, shall indemnify each Indemnified Person against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by such Indemnified Person by reason of the creation, operation or termination of such Nationwide Trust or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of such Nationwide Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by the applicable Declaration, except that no Indemnified Person by reason of negligence or willful misconduct with respect to such acts or omissions. The Declaration of each Nationwide Trust further provides that we, as sponsor of such Nationwide Trust, shall indemnify each Indemnified Person in advance for expenses (including legal fees and expenses) incurred by an Indemnified Person in defending any claim, damage, action, suit or proceeding upon our receipt, as sponsor of such Nationwide Trust, of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that such Indemnified Person is not entitled to be indemnified by us, as sponsor of such Nationwide Trust.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit Number	Description
1.1	Form of Underwriting Agreement (Debt).*

1.2	Form of Underwriting Agreement (Equity).*

1.3	Form of Underwriting Agreement (Preferred Securities).*

3.1

Form of Restated Certificate of Incorporation of Nationwide Financial Services, Inc., (previously filed as Exhibit 3.1 to Form S-1, Registration Number 333-18527, filed March 5, 1997, and incorporated by reference herein).

3.2	Restated Bylaws of Nationwide Financial Services, Inc. (previously filed as Exhibit 3.2 to Form 10-K, Commission File Number 1-12785, filed March 1, 2007, and incorporated by reference herein).

4.1

Form of Intercompany Agreement among Nationwide Mutual Insurance Company, Nationwide Corporation and Nationwide Financial Services, Inc. (previously filed as Exhibit 10.1 to Form S-1, Registration Number 333-18527, filed March 5, 1997, and incorporated by reference herein).

4.2

Form of Amendment No. 1 to Intercompany Agreement among Nationwide Mutual Insurance Company, Nationwide Corporation and Nationwide Financial Services, Inc. (previously filed as Exhibit 10.1.1 to Form 10-K, Commission File Number 1-12785, filed March 1, 2005, and incorporated by reference herein).

Exhibit Number	Description
4.3	Senior Indenture entered into between the Company and Wilmington Trust Company dated November 1, 2001 (previously filed in Form 8-K dated November 16, 2001, and incorporated by reference herein).

4.4

Form of Supplemental Indenture to Senior Indenture providing for the issuance of senior notes (previously filed as Exhibit 4.2 to Form S-3, Registration Number 333-52813, filed May 15, 1998, and incorporated by reference herein).

4.5	Form of Senior Debt Security (included in Exhibit 4.4).

4.6	Subordinated Indenture entered into between the Company and Wilmington Trust Company (previously filed in Form 8-K dated October 14, 1998, and incorporated by reference herein).

4.7

Form of Supplemental Indenture to Subordinated Indenture providing for the issuance of Junior subordinated deferrable interest debentures (previously filed as Exhibit 4.5 to Form S-3, Registration Number 333-52813, filed May 15, 1998, and incorporated by reference herein).

4.8	Form of Subordinated Debt Security (included in Exhibit 4.7).

4.9	Form of Junior Subordinated Debt Indenture to be entered into between the Company and Wilmington Trust Company

4.10	Form of Supplemental Indenture to Junior Subordinated Indenture providing for the issuance of Junior subordinated deferrable interest debentures.*

4.11	Form of Junior Subordinated Debt Security (included in Exhibit 4.10).

4.12	Form of Class A Common Stock share certificate (previously filed as Exhibit 4.1 to Form S-1, Registration Number 333-18527, filed March 5, 1997, and incorporated by reference herein).

4.13	Form of Preferred Stock Certificate.*

4.14	Form of Warrant Agreement for warrants sold alone, including the form of warrant certificate.*

4.15	Form of Warrant Agreement for warrants attached to securities, including the form of warrant certificate.*

4.16

Certificate of Trust of Nationwide Financial Services Capital Trust III (previously filed as Exhibit 4.12 to Form S-3, Registration Number 333-52813, filed May 15, 1998, and incorporated by reference herein).

4.17

Certificate of Trust of Nationwide Financial Services Capital Trust IV (previously filed as Exhibit 4.10 to Form S-3, Registration Number 333-102007, filed December 19, 2002, and incorporated by reference herein).

4.18

Declaration of Trust of Nationwide Financial Services Capital Trust III (previously filed as Exhibit 4.13 to Form S-3, Registration Number 333-52813, filed May 15, 1998, and incorporated by reference herein).

4.19

Declaration of Trust of Nationwide Financial Services Capital Trust IV (previously filed as Exhibit 4.12 to Form S-3, Registration Number 333-102007, filed December 19, 2002, and incorporated by reference herein).

4.20

Form of Amended and Restated Declaration of Trust for Nationwide Financial Services Capital Trust III (previously filed as Exhibit 4.14 to Form S-3, Registration Number 333-52813, filed May 15, 1998, and incorporated by reference herein).

4.21

Form of Amended and Restated Declaration of Trust for Nationwide Financial Services Capital Trust IV (previously filed as Exhibit 4.14 to Form S-3, Registration Number 333-102007, filed December 19, 2002, and incorporated by reference herein).

Exhibit Number	Description
4.22	Form of Trust Preferred Security (included in Exhibits 4.18 and 4.19).

4.23

Form of Preferred Securities Guarantee with respect to Preferred Securities of Nationwide Financial Services Capital Trust III (previously filed as Exhibit 4.17 to Form S-3, Registration Number 333-52813, filed May 15, 1998, and incorporated by reference herein).

4.24

Form of Preferred Securities Guarantee with respect to Preferred Securities of Nationwide Financial Services Capital Trust IV (previously filed as Exhibit 4.17 to Form S-3, Registration Number 333-102007, filed December 19, 2002, and incorporated by reference herein).

4.25	Form of Deposit Agreement (previously filed as Exhibit 4.18 to Form S-3, Registration Number 333-52813, filed May 15, 1998, and incorporated by reference herein).

4.26	Form of Depositary Receipt (included in Exhibit 4.25).

4.27	Form of Purchase Contract Agreement.*

4.28	Form of Pledge Agreement.*

5.1	Opinion of LeBoeuf, Lamb, Greene & MacRae LLP (previously filed as Exhibit 5.1 to Form S-3, Registration Number 333-132910, filed March 31, 2006, and incorporated by reference herein).

5.1.1	Opinion of LeBoeuf, Lamb, Greene & MacRae LLP regarding junior subordinated debt securities.

5.2

Opinion of Richards, Layton & Finger, P.A. with respect to Nationwide Financial Services Capital Trust III. (previously filed as Exhibit 5.2 to Form S-3, Registration Number 333-132910, filed March 31, 2006, and incorporated by reference herein).

5.3

Opinion of Richards, Layton & Finger, P.A. with respect to Nationwide Financial Services Capital Trust IV. (previously filed as Exhibit 5.3 to Form S-3, Registration Number 333-132910, filed March 31, 2006, and incorporated by reference herein).

8.1	Opinion of LeBoeuf, Lamb, Greene & MacRae LLP regarding tax matters.*

12.1

Statement re: Computation of ratio of earnings to fixed charges. (previously filed as Exhibit 12 to Form 10-K, Commission File Number 001-12785, filed March 1, 2007, and incorporated by reference herein).

23.1	Consent of KPMG LLP.

23.2	Consent of LeBoeuf, Lamb, Greene, & MacRae LLP (included in Exhibits 5.1 and 5.1.1).

23.3	Consents of Richards, Layton & Finger, P.A. (included in Exhibits 5.2 and 5.3).

24.1	Powers of Attorney for Nationwide Financial Services, Inc. (previously filed as Exhibit 24.1 to Form S-3, Registration Number 333-132910, filed March 31, 2006, and incorporated by reference herein).

25.1

Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee, under the Senior Indenture (previously filed as Exhibit 25.1 to Form S-3, Registration Number 333-52813, filed May 15, 1998, and incorporated by reference herein).

25.2

Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee, under the Subordinated Indenture (previously filed as Exhibit 25.2 to Form S-3, Registration Number 333-52813, filed May 15, 1998, and incorporated by reference herein).

Exhibit Number	Description

25.3

Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee, with respect to the Amended and Restated Declaration of Trust of Nationwide Financial Services Capital Trust III (previously filed as Exhibit 25.4 to Form S-3, Registration Number 333-52813, filed May 15, 1998, and incorporated by reference herein).

25.4

Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee, with respect to the Amended and Restated Declaration of Trust of Nationwide Financial Services Capital Trust IV (previously filed as Exhibit 25.4 to Form S-3, Registration Number 333-102007, filed December 19, 2002, and incorporated by reference herein).

25.5

Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee, under the Preferred Securities Guarantee of the Company with respect to the Preferred Securities of Nationwide Financial Services Capital Trust III (previously filed as Exhibit 25.6 to Form S-3, Registration Number 333-52813, filed May 15, 1998, and incorporated by reference herein).

25.6

Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee, under the Preferred Securities Guarantee of the Company with respect to the Preferred Securities of Nationwide Financial Services Capital Trust IV (previously filed as Exhibit 25.6 to Form S-3, Registration Number 333-102007, filed December 19, 2002, and incorporated by reference herein).

25.7	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee, under the Junior Subordinated Debt Indenture.

*	To be filed by amendment or in a subsequent Form 8-K.

ITEM 17.	UNDERTAKINGS.

(1)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2)	The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(3)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, (i) the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4)	The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933 to any purchaser, (i) each prospectus filed by registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement and (ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

The undersigned registrant hereby undertakes that, for purposes of determining liability of registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and (iv) any other communication that is an offer in the offering made by the registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Nationwide Financial Services, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on the 14 of May, 2007.

NATIONWIDE FINANCIAL SERVICES, INC.

By:	/s/ Timothy G. Frommeyer
Name:	Timothy G. Frommeyer
Title:	Senior Vice President—Chief Financial Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

By:	*
Name:	W. G. Jurgensen
Title:	Chief Executive Officer (Principal Executive Officer); Director

By:	*
Name:	Arden L. Shisler
Title:	Chairman of the Board

By:	*
Name:	Mark R. Thresher
Title:	President and Chief Operating Officer (Principal Financial and Accounting Officer)

By:	/s/ Timothy G. Frommeyer
Name:	Timothy G. Frommeyer
Title:	Senior Vice President—Chief Financial Officer (Principal Financial and Accounting Officer)

By:	*
Name:	Joseph A. Alutto
Title:	Director

By:	*
Name:	James G. Brocksmith, Jr.
Title:	Director

By:	*
Name:	Keith W. Eckel
Title:	Director

By:	*
Name:	Lydia Micheaux Marshall
Title:	Director

By:	*
Name:	Donald L. McWhorter
Title:	Director

By:	*
Name:	David O. Miller
Title:	Director

By:	*
Name:	Martha Miller de Lombera
Title:	Director

By:	*
Name:	James F. Patterson
Title:	Director

By:	*
Name:	Gerald D. Prothro
Title:	Director

By:	*
Name:	Alex Shumate
Title:	Director

By:	/s/ Timothy G. Frommeyer
Timothy G. Frommeyer
Power of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of Nationwide Financial Services Capital Trust III and Nationwide Financial Services Capital Trust IV certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on May 14, 2007.

NATIONWIDE FINANCIAL SERVI CESCAPITAL TRUST III

By:	/s/ Timothy G. Frommeyer
Name:	Timothy G. Frommeyer
Title:	Regular Trustee

NATIONWIDE FINANCIAL SERVICES CAPITAL TRUST IV

By:	/s/ Timothy G. Frommeyer
Name:	Timothy G. Frommeyer
Title:	Regular Trustee

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement (Debt).*

1.2	Form of Underwriting Agreement (Equity).*

1.3	Form of Underwriting Agreement (Preferred Securities).*

3.1

Form of Restated Certificate of Incorporation of Nationwide Financial Services, Inc., (previously filed as Exhibit 3.1 to Form S-1, Registration Number 333-18527, filed March 5, 1997, and incorporated by reference herein).

3.2	Restated Bylaws of Nationwide Financial Services, Inc. (previously filed as Exhibit 3.2 to Form 10-K, Commission File Number 1-12785, filed March 1, 2007, and incorporated by reference herein).

4.1

Form of Intercompany Agreement among Nationwide Mutual Insurance Company, Nationwide Corporation and Nationwide Financial Services, Inc. (previously filed as Exhibit 10.1 to Form S-1, Registration Number 333-18527, filed March 5, 1997, and incorporated by reference herein).

4.2

Form of Amendment No. 1 to Intercompany Agreement among Nationwide Mutual Insurance Company, Nationwide Corporation and Nationwide Financial Services, Inc. (previously filed as Exhibit 10.1.1 to Form 10-K, Commission File Number 1-12785, filed March 1, 2005, and incorporated by reference herein).

4.3	Senior Indenture entered into between the Company and Wilmington Trust Company dated November 1, 2001 (previously filed in Form 8-K dated November 16, 2001, and incorporated by reference herein).

4.4

Form of Supplemental Indenture to Senior Indenture providing for the issuance of senior notes (previously filed as Exhibit 4.2 to Form S-3, Registration Number 333-52813, filed May 15, 1998, and incorporated by reference herein).

4.5	Form of Senior Debt Security (included in Exhibit 4.4).

4.6	Subordinated Indenture entered into between the Company and Wilmington Trust Company (previously filed in Form 8-K dated October 14, 1998, and incorporated by reference herein).

4.7

Form of Supplemental Indenture to Subordinated Indenture providing for the issuance of Junior subordinated deferrable interest debentures (previously filed as Exhibit 4.5 to Form S-3, Registration Number 333-52813, filed May 15, 1998, and incorporated by reference herein).

4.8	Form of Subordinated Debt Security (included in Exhibit 4.7).

4.9	Form of Junior Subordinated Debt Indenture to be entered into between the Company and Wilmington Trust Company

4.10	Form of Supplemental Indenture to Junior Subordinated Indenture providing for the issuance of Junior subordinated deferrable interest debentures.*

4.11	Form of Junior Subordinated Debt Security (included in Exhibit 4.10).

4.12	Form of Class A Common Stock share certificate (previously filed as Exhibit 4.1 to Form S-1, Registration Number 333-18527, filed March 5, 1997, and incorporated by reference herein).

4.13	Form of Preferred Stock Certificate.*

4.14	Form of Warrant Agreement for warrants sold alone, including the form of warrant certificate.*

4.15	Form of Warrant Agreement for warrants attached to securities, including the form of warrant certificate.*

Exhibit Number	Description
4.16

Certificate of Trust of Nationwide Financial Services Capital Trust III (previously filed as Exhibit 4.12 to Form S-3, Registration Number 333-52813, filed May 15, 1998, and incorporated by reference herein).

4.17

Certificate of Trust of Nationwide Financial Services Capital Trust IV (previously filed as Exhibit 4.10 to Form S-3, Registration Number 333-102007, filed December 19, 2002, and incorporated by reference herein).

4.18

Declaration of Trust of Nationwide Financial Services Capital Trust III (previously filed as Exhibit 4.13 to Form S-3, Registration Number 333-52813, filed May 15, 1998, and incorporated by reference herein).

4.19

Declaration of Trust of Nationwide Financial Services Capital Trust IV (previously filed as Exhibit 4.12 to Form S-3, Registration Number 333-102007, filed December 19, 2002, and incorporated by reference herein).

4.20

Form of Amended and Restated Declaration of Trust for Nationwide Financial Services Capital Trust III (previously filed as Exhibit 4.14 to Form S-3, Registration Number 333-52813, filed May 15, 1998, and incorporated by reference herein).

4.21

Form of Amended and Restated Declaration of Trust for Nationwide Financial Services Capital Trust IV (previously filed as Exhibit 4.14 to Form S-3, Registration Number 333-102007, filed December 19, 2002, and incorporated by reference herein).

4.22	Form of Trust Preferred Security (included in Exhibits 4.18 and 4.19).

4.23

Form of Preferred Securities Guarantee with respect to Preferred Securities of Nationwide Financial Services Capital Trust III (previously filed as Exhibit 4.17 to Form S-3, Registration Number 333-52813, filed May 15, 1998, and incorporated by reference herein).

4.24

Form of Preferred Securities Guarantee with respect to Preferred Securities of Nationwide Financial Services Capital Trust IV (previously filed as Exhibit 4.17 to Form S-3, Registration Number 333-102007, filed December 19, 2002, and incorporated by reference herein).

4.25	Form of Deposit Agreement (previously filed as Exhibit 4.18 to Form S-3, Registration Number 333-52813, filed May 15, 1998, and incorporated by reference herein).

4.26	Form of Depositary Receipt (included in Exhibit 4.25).

4.27	Form of Purchase Contract Agreement.*

4.28	Form of Pledge Agreement.*

5.1	Opinion of LeBoeuf, Lamb, Greene & MacRae LLP (previously filed as Exhibit 5.1 to Form S-3, Registration Number 333-132910, filed March 31, 2006, and incorporated by reference herein).

5.1.1	Opinion of LeBoeuf, Lamb, Greene & MacRae LLP regarding junior subordinated debt securities.

5.2

Opinion of Richards, Layton & Finger, P.A. with respect to Nationwide Financial Services Capital Trust III. (previously filed as Exhibit 5.2 to Form S-3, Registration Number 333-132910, filed March 31, 2006, and incorporated by reference herein).

5.3

Opinion of Richards, Layton & Finger, P.A. with respect to Nationwide Financial Services Capital Trust IV. (previously filed as Exhibit 5.3 to Form S-3, Registration Number 333-132910, filed March 31, 2006, and incorporated by reference herein).

8.1	Opinion of LeBoeuf, Lamb, Greene & MacRae LLP regarding tax matters.*

Exhibit Number	Description
12.1

Statement re: Computation of ratio of earnings to fixed charges. (previously filed as Exhibit 12 to Form 10-K, Commission File Number 001-12785, filed March 1, 2007, and incorporated by reference herein).

23.1	Consent of KPMG LLP.

23.2	Consent of LeBoeuf, Lamb, Greene, & MacRae LLP (included in Exhibits 5.1 and 5.1.1).

23.3	Consents of Richards, Layton & Finger, P.A. (included in Exhibits 5.2 and 5.3).

24.1	Powers of Attorney for Nationwide Financial Services, Inc. (previously filed as Exhibit 24.1 to Form S-3, Registration Number 333-132910, filed March 31, 2006, and incorporated by reference herein).

25.1

Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee, under the Senior Indenture (previously filed as Exhibit 25.1 to Form S-3, Registration Number 333-52813, filed May 15, 1998, and incorporated by reference herein).

25.2

Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee, under the Subordinated Indenture (previously filed as Exhibit 25.2 to Form S-3, Registration Number 333-52813, filed May 15, 1998, and incorporated by reference herein).

25.3

Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee, with respect to the Amended and Restated Declaration of Trust of Nationwide Financial Services Capital Trust III (previously filed as Exhibit 25.4 to Form S-3, Registration Number 333-52813, filed May 15, 1998, and incorporated by reference herein).

25.4

Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee, with respect to the Amended and Restated Declaration of Trust of Nationwide Financial Services Capital Trust IV (previously filed as Exhibit 25.4 to Form S-3, Registration Number 333-102007, filed December 19, 2002, and incorporated by reference herein).

25.5

Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee, under the Preferred Securities Guarantee of the Company with respect to the Preferred Securities of Nationwide Financial Services Capital Trust III (previously filed as Exhibit 25.6 to Form S-3, Registration Number 333-52813, filed May 15, 1998, and incorporated by reference herein).

25.6

Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee, under the Preferred Securities Guarantee of the Company with respect to the Preferred Securities of Nationwide Financial Services Capital Trust IV (previously filed as Exhibit 25.6 to Form S-3, Registration Number 333-102007, filed December 19, 2002, and incorporated by reference herein).

25.7	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Trustee, under the Junior Subordinated Debt Indenture.

*	To be filed by amendment or in a subsequent Form 8-K.